                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY

================================================================================



                     AMENDED AND RESTATED CREDIT AGREEMENT

                        DATED AS OF SEPTEMBER 21, 1994

                                     AMONG

                         ADVANCED MICRO DEVICES, INC.,


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   AS AGENT,


                      THE FIRST NATIONAL BANK OF BOSTON,
                                 AS CO-AGENT,


                                      AND


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                  ARRANGED BY


                              BA SECURITIES, INC.



================================================================================

                               TABLE OF CONTENTS

Section                                                           Page

                                   ARTICLE I
                                  DEFINITIONS....................   1

  1.01  Defined Terms............................................   1
  1.02  Other Definitional Provisions............................  20
        (a)  Defined Terms.......................................  20
        (b)  The Agreement.......................................  20
        (c)  Certain Common Terms................................  20
        (d)  Performance; Time...................................  20
        (e)  Contracts...........................................  20
        (f)  Laws................................................  21
        (g)  Captions............................................  21
        (h)  Independence of Provisions..........................  21
  1.03  Accounting Principles....................................  21

                                  ARTICLE II
                                  THE CREDITS....................  22

  2.01  Amounts and Terms of Commitments.........................  22
  2.02  Loan Accounts............................................  22
  2.03  Procedure for Borrowings.................................  23
  2.04  Conversion and Continuation Elections....................  24
  2.05  Voluntary Termination or Reduction of Commitments........  25
  2.06  Optional Prepayments.....................................  25
  2.07  Repayment................................................  26
  2.08  Interest.................................................  26
  2.09  Fees.....................................................  27
        (a)  Arrangement Fee.....................................  27
        (b)  Commitment Fee......................................  27
        (c)  Agency Fees.........................................  27
        (d)  Co-Agency Fees......................................  27
  2.10  Computation of Fees and Interest.........................  27
  2.11  Payments by the Company..................................  28
  2.12  Payments by the Banks to the Agent.......................  29
  2.13  Sharing of Payments, Etc.................................  30

                                  ARTICLE III
                    TAXES, YIELD PROTECTION AND ILLEGALITY.......  31

  3.01  Taxes....................................................  31
  3.02  Illegality...............................................  34
  3.03  Increased Costs and Reduction of Return..................  35
  3.04  Funding Losses...........................................  35
  3.05  Inability to Determine Rates.............................  36
  3.06  Reserves on Offshore Rate Loans..........................  36
  3.07  Certificates of Banks....................................  37
  3.08  Survival.................................................  37

Section                                                           Page
- - - -------                                                           ----

                                  ARTICLE IV
                             CONDITIONS PRECEDENT................  37

  4.01  Conditions of Initial Loans..............................  37
        (a)  Amended and Restated Credit Agreement...............  37
        (b)  Resolutions; Incumbency.............................  37
        (c)  Certificate of Incorporation; By-laws and Good
             Standing............................................  38
        (d)  Legal Opinion.......................................  38
        (e)  Payment of Fees.....................................  38
        (f)  Certificate.........................................  38
        (g)  Financial Statements................................  39
        (h)  Other Documents.....................................  39
  4.02  Conditions to All Borrowings.............................  39
        (a)  Notice of Borrowing.................................  39
        (b)  Continuation of Representations and Warranties......  39
        (c)  No Existing Default.................................  39

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES...........  39

  5.01  Corporate Existence and Power............................  40
  5.02  Corporate Authorization; No Contravention................  40
  5.03  Governmental Authorization...............................  40
  5.04  Binding Effect...........................................  40
  5.05  Litigation...............................................  41
  5.06  No Default...............................................  41
  5.07  ERISA Compliance.........................................  41
  5.08  Use of Proceeds; Margin Regulations......................  43
  5.09  Title to Properties......................................  43
  5.10  Taxes....................................................  43
  5.11  Financial Condition......................................  43
  5.12  Environmental Matters....................................  44
  5.13  Regulated Entities.......................................  45
  5.14  No Burdensome Restrictions...............................  45
  5.15  Labor Relations..........................................  45
  5.16  Copyrights, Patents, Trademarks and Licenses, etc........  45
  5.17  Subsidiaries.............................................  45
  5.18  Capitalization...........................................  45
  5.19  Insurance................................................  46
  5.20  Full Disclosure..........................................  46

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS...............  46

  6.01  Financial Statements.....................................  46
  6.02  Certificates; Other Information..........................  47
  6.03  Notices..................................................  48
  6.04  Preservation of Corporate Existence, Etc.................  50

Section                                                           Page
- - - -------                                                           ----

  6.05  Maintenance of Property..................................  50
  6.06  Insurance................................................  50
  6.07  Payment of Obligations...................................  50
  6.08  Compliance with Laws.....................................  51
  6.09  Inspection of Property and Books and Records.............  51
  6.10  Environmental Laws.......................................  51
  6.11  Use of Proceeds..........................................  51

                                  ARTICLE VII
                              NEGATIVE COVENANTS.................  52

  7.01  Limitation on Liens......................................  52
  7.02  Disposition of Assets....................................  53
  7.03  Consolidations and Mergers...............................  54
  7.04  Loans and Investments....................................  54
  7.05  Transactions with Affiliates.............................  55
  7.06  Use of Proceeds..........................................  56
  7.07  Guaranty Obligations.....................................  56
  7.08  Compliance with ERISA....................................  57
  7.09  Restricted Payments......................................  57
  7.10  Modified Quick Ratio.....................................  58
  7.11  Minimum Tangible Net Worth...............................  59
  7.12  Leverage Ratio...........................................  59
  7.13  Fixed Charge Coverage Ratio..............................  59
  7.14  Change in Business.......................................  59
  7.15  Accounting Changes.......................................  59

                                 ARTICLE VIII
                               EVENTS OF DEFAULT.................  59

  8.01  Event of Default.........................................  59
        (a)  Non-Payment.........................................  59
        (b)  Representation or Warranty..........................  60
        (c)  Specific Defaults...................................  60
        (d)  Other Defaults......................................  60
        (e)  Cross-Default.......................................  60
        (f)  Bankruptcy or Insolvency............................  60
        (g)  Involuntary Proceedings.............................  61
        (h)  ERISA...............................................  61
        (i)  Monetary Judgments..................................  62
        (j)  Non-Monetary Judgments..............................  62
  8.02  Remedies.................................................  62
  8.03  Rights Not Exclusive.....................................  63
  8.04  Certain Financial Covenant Defaults......................  63

                                  ARTICLE IX
                                   THE AGENT.....................  63

  9.01  Appointment and Authorization............................  63
  9.02  Delegation of Duties.....................................  64

Section                                                           Page
- - - -------                                                           ----

  9.03  Liability of Agent.......................................  64
  9.04  Reliance by Agent........................................  64
  9.05  Notice of Default........................................  65
  9.06  Credit Decision..........................................  65
  9.07  Indemnification..........................................  66
  9.08  Agent in Individual Capacity.............................  67
  9.09  Successor Agent..........................................  67
  9.10  Co-Agents................................................  67

                                   ARTICLE X
                                 MISCELLANEOUS...................  68

  10.01  Amendments and Waivers..................................  68
  10.02  Notices.................................................  68
  10.03  No Waiver; Cumulative Remedies..........................  69
  10.04  Costs and Expenses......................................  69
  10.05  Indemnity...............................................  70
  10.06  Marshalling; Payments Set Aside.........................  71
  10.07  Successors and Assigns..................................  72
  10.08  Assignments, Participations, etc........................  72
  10.09  Set-off.................................................  74
  10.10  Automatic Debits of Fees................................  75
  10.11  Notification of Addresses, Lending Offices, Etc.........  75
  10.12  Counterparts............................................  75
  10.13  Severability............................................  75
  10.14  No Third Parties Benefitted.............................  75
  10.15  Time....................................................  75
  10.16  Governing Law and Jurisdiction..........................  76
  10.17  Waiver of Jury Trial....................................  76
  10.18  Amendment and Restatement; Entire Agreement.............  76
  10.19  Interpretation..........................................  76

SCHEDULES

Schedule 1.01      Material Subsidiaries
Schedule 2.01      Commitments
Schedule 4.01      July 8, 1994 Press Release
Schedule 5.05      Litigation
Schedule 5.07      ERISA
Schedule 5.11      Financial Condition
Schedule 5.12      Environmental Matters
Schedule 5.17      Subsidiaries and Equity Investments
Schedule 5.18      Capitalization Table
Schedule 7.01      Permitted Liens
Schedule 7.07      Guaranty Obligations


EXHIBITS
Exhibit A - Note
Exhibit B - Notice of Borrowing
Exhibit C - Notice of Conversion/Continuation
Exhibit D - Compliance Certificate
Exhibit E - Share Acquisition Certificate
Exhibit F - Assignment and Acceptance
Exhibit G - Opinion of Company's Counsel

                               CREDIT AGREEMENT
                               ----------------


     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of
September 21, 1994, among ADVANCED MICRO DEVICES, INC. a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Banks, and THE FIRST NATIONAL BANK OF BOSTON, as co-agent for the Banks.

     WHEREAS, the Company, the Agent, the Co-Agent and certain of the Banks are parties to a Credit Agreement dated as of January 4, 1993, as amended by a First Amendment to Credit Agreement dated as of June 30, 1993 and a Second Amendment to Credit Agreement dated as of April 12, 1994 (as so amended, the "Prior Credit Agreement"), pursuant to which the Banks have extended certain
 ----------------------
credit facilities to the Company.

     WHEREAS, the Company has requested that the Banks amend and restate the Prior Credit Agreement.

     WHEREAS, the Banks are willing to amend and restate the Prior Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.01  Defined Terms. In addition to the terms defined elsewhere in this
           -------------
Agreement, the following terms have the following meanings:

          "Acquiree" has the meaning specified in Section 7.04(d).
           --------

          "Acquisition" means any transaction or series of related
           -----------
     transactions for the purpose of or resulting in (a) the acquisition, directly or indirectly, of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition, directly or indirectly, of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the

     Company) provided that the Company or the Company's Subsidiary is the surviving entity.

          "Affiliate" means, as to any Person, any other Person which,
           ---------
     directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company or any Subsidiary of the Company.

          "Agent" means Bank of America National Trust and Savings
           -----
     Association in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.09.

          "Agent-Related Persons" has the meaning specified in Section 9.03.
           ---------------------

          "Agent's Payment Office" means the address for payments set forth
           ----------------------
     on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with
     Section 10.02.

          "Aggregate Commitment" means the combined Commitments of the Banks
           --------------------
     in the amount of Two Hundred Fifty Million Dollars ($250,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

          "Agreement" means this Amended and Restated Credit Agreement, as
           ---------
     amended, supplemented or modified from time to time.

          "Applicable Fee Amount" means, for any date, the per annum
           ---------------------
     percentage amount set forth below based on the Applicable Rating on such date:


 Applicable   Commitment
   Rating         Fee

BB+ or Ba1         0.300%
or Better

BB or Ba2          0.325%

BB- or Ba3         0.350%

B+ or B1           0.400%
=========================


Applicable   Commitment
  Rating         Fee

B or B2           0.450%
or Worse
Otherwise         0.450%
========================



          "Applicable Margin" means, for any day, with respect to any
           -----------------
     Reference Rate Loan or Offshore Rate Loan, the applicable margin (on a per annum basis) set forth below based on the Applicable Rating on such date:

               (a) On any day when the Utilization Rate is less than or equal to 50% :



Applicable      Offshore     Reference
  Rating       Rate Loans   Rate Loans

BB+ or Ba1       0.850%        0.000%
or Better

BB or Ba2        0.925%        0.000%

BB- or Ba3       1.000%        0.000%

B+ or B1         1.250%        0.000%

B or B2          1.500%        0.250%
or Worse
Otherwise        1.500%        0.250%
=====================================

               (b) On any day when the Utilization Rate is greater than 50%:

Applicable       Offshore     Reference
  Rating        Rate Loans   Rate Loans

BB+ or Ba1       0.975%        0.000%
or Better

BB or Ba2        1.050%        0.000%

BB- or Ba3       1.125%        0.000%

B+ or B1         1.375%        0.125%

B or B2          1.625%        0.375%
or Worse
Otherwise        1.625%        0.375%
=====================================

          "Applicable Rating" means the most favorable ratings issued from
           -----------------
     time to time by S&P or Moody's as applicable to
     the Company's senior unsecured long-term debt; provided that (a) if the
                                                    --------
     most favorable ratings established by such rating agencies indicate two different pricing levels, the level corresponding to the more favorable of such ratings shall apply, (b) if only one such rating agency shall provide a rating as to the Company's senior unsecured long-term debt, the pricing level shall be determined based upon such rating, and (c) if the ratings system of both S&P and Moody's shall change, or if neither S&P nor Moody's rates the Company's long term senior unsecured debt, prior to the date all Obligations have been paid and the Commitments cancelled, the Applicable Fee Amount or Applicable Margin, as applicable, shown above in the "Otherwise" row will apply.

          "Arranger" means BA Securities, Inc., a Delaware corporation.
           --------

          "Assignee" has the meaning specified in subsection 10.08(a).
           --------

          "Assignment and Acceptance" has the meaning specified in
           -------------------------
     subsection 10.08(a).

          "Attorney Costs" means and includes all fees and disbursements of
           --------------
     any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

          "Bank Affiliate" means a Person engaged primarily in the business
           --------------
     of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

          "Banks" has the meaning specified in the introductory clause hereto.
           -----

          "BofA" means Bank of America National Trust and Savings
           ----
     Association, a national banking association.

          "Borrowing" means a borrowing hereunder consisting of Loans made
           ---------
     to the Company on the same day by the Banks pursuant to Article II.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in New York City, Boston or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Adequacy Regulation" means any guideline, request or
           ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any bank or of any corporation controlling a bank .

          "Capital Lease Obligations" means all monetary obligations of the
           -------------------------
     Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Cash Equivalents" means:
           ----------------

               (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition;

               (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by S&P or at least P-1 by Moody's;

               (c) taxable and tax exempt commercial paper of an issuer rated at least A-1 by S&P or at least P-1 by Moody's and in either case having a tenor of not more than 270 days;

               (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by the Company or its Subsidiaries;

               (e) municipal notes and bonds which are rated at least SP-1 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months;

               (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-1 by S&P or at least P-1 by Moody's; or

               (g) money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months.

          "CERCLA" has the meaning specified in the definition of "Environmental
           ------
     Laws."

          "Change in Control" means the direct or indirect acquisition by
           -----------------
     any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of

               (i) beneficial ownership of issued and outstanding shares of voting stock of the Company, the result of which acquisition is that such person or such group possesses in excess of 20% of the combined voting power of all then-issued and outstanding voting stock of the Company, or

               (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board of Directors.

          "CIBC Guaranty" means the Amended and Restated Guaranty dated as
           -------------
     of December 17, 1993, by the Company in favor of CIBC, Inc., as amended.

          "CIBC Leases" means the Land Lease dated as of September 22, 1992,
           -----------
     as amended by the First Amendment to Land Lease dated as of December
     22, 1992 and by Second Amendment to Land Lease dated as of December 17, 1993, and the Building Lease dated as of September 22, 1992, as amended by the First Amendment to Building Lease dated as of December 22, 1992 and by Second Amendment to Building Lease dated as of December 17, 1993, both of which are between CIBC, Inc. as Lessor and AMD International Sales & Service, Ltd. as Lessee.

          "Closing Date" means September 21, 1994, provided that all
           ------------
     conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

          "Co-Agent" means The First National Bank of Boston in its capacity
           --------
     as co-agent for the Banks hereunder, and any successor co-agent.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time, and any regulations promulgated thereunder.

          "Commitment" with respect to each Bank, has the meaning specified
           ----------
     in Section 2.01.

          "Commitment Percentage" means, as to any Bank, the percentage
           ---------------------
     equivalent of such Bank's Commitment divided by the Aggregate Commitment.

          "Consolidated Current Liabilities" means, as of any date of
           --------------------------------
     determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries, but in any event including all Loans.

          "Consolidated Tangible Net Worth" means, at any time of
           -------------------------------
     determination, in respect of the Company and its Subsidiaries, determined on a consolidated basis, total assets (exclusive of goodwill, licensing agreements, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less total liabilities (including accrued and deferred income taxes and Subordinated Debt), at such time.

          "Contractual Obligations" means, as to any Person, any obligation of
           -----------------------
     any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

          "Controlled Group" means the Company and all Persons (whether or
           ----------------
     not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Conversion Date" means any date on which the Company elects to
           ---------------
     convert a Reference Rate Loan to an Offshore Rate Loan; or an Offshore Rate Loan to a Reference Rate Loan.

          "Convertible Exchangeable Preferred Repurchase Program" means the
           -----------------------------------------------------
     repurchase or redemption by the Company of Convertible Exchangeable Preferred Stock in consideration for the issuance of shares of common stock of the Company or the payment of cash by the Company; provided, however,
                                                           --------  -------
     that no payment of cash shall be made by the Company on account of such repurchase or redemption, unless:

               (a) the Company has entered into a firm standby arrangement with an underwriting firm of national repute whereunder such underwriting firm is obligated, subject to customary conditions and termination events, to purchase common stock from the Company at a price and in an amount sufficient to fund the repurchase or redemption of the Convertible Exchangeable Preferred Stock, which standby arrangement shall be used by the Company to the maximum possible extent to fund such repurchase or redemption of Convertible Exchangeable Preferred Stock;

               (b) after giving effect to any such payment, there does not exist any Default or Event of Default; and

               (c) all such payments are made no later than the date that is one year after the Closing Date.

          "Convertible Exchangeable Preferred Stock" means the Company's $30.00
           ----------------------------------------
     Convertible Exchangeable Preferred Shares, par value $0.10 per share, outstanding as of April 12, 1994.

          "Default" means any event or circumstance which, with the giving of
           -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

          "Dollars", "dollars" and "$" each mean lawful money of the United
           -------    -------       -
     States.

          "Domestic Lending Office" means, with respect to each Bank, the office
           -----------------------
     of that Bank designated as such in the signature pages hereto or such other office of the Bank as it may from time to time specify to the Company and the Agent.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate acting through a branch or agency in the United States.

          "Environmental Claims" means all claims, however asserted, by any
           --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws,
           ------------------
     statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA Event" means (a) a Reportable Event with respect to a
           -----------
     Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any

     Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of
     Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

          "Event of Default" means any of the events or circumstances
           ----------------
     specified in Section 8.01.

          "Exchange Act" means the Securities and Exchange Act of 1934, and
           ------------
     regulations promulgated thereunder.

          "Federal Funds Rate" means, for any day, the rate set forth in the
           ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
     Reserve System or any successor thereof.

          "Fee Letter" has the meaning specified in subsection 2.09(a).
           ----------

          "Fixed Charge Coverage Ratio" means, determined as of the last day of
           ---------------------------
     any fiscal quarter for the Company and its Subsidiaries, determined on a consolidated basis, the ratio of (a) the sum of interest expense, operating lease expense and pre-tax income for the then-ending fiscal quarter and the three fiscal quarters immediately preceding such quarter, to (b) the sum of (i) interest expense and operating lease expense for the same four fiscal quarter period, plus (ii) the average of the current portion of long-term debt (as determined in accordance with GAAP) as of the end of each of the four fiscal quarters in such four fiscal quarter period.

          "FNBB" means The First National Bank of Boston, a national banking
           ----
     association.

          "GAAP" means generally accepted accounting principles set forth from
           ----
     time to time in the opinions and
     pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
     other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" means, as applied to any Person, any direct or
           -------------------
     indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "Hazardous Materials" means all those substances which are regulated
           -------------------
     by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Indebtedness" of any Person means without duplication, (a) all
           ------------
     indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses
     (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Person" has the meaning specified in Section 10.05.
           ------------------

          "Indemnified Liabilities" has the meaning specified in Section 10.05.
           -----------------------

          "Indenture" means the Indenture dated as of March 25, 1987,
           ---------
     between the Company and The Bank of New York in the form delivered to the Agent and the Banks prior to the Closing Date.

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
     before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

          "Interest Payment Date" means, with respect to any Offshore Rate Loan,
           ---------------------
     the last day of each Interest Period applicable to such Loan and, with respect to Reference Rate Loans, the last Business Day of each calendar quarter and each date a Reference Rate Loan is converted into an

     Offshore Rate Loan; provided, however, that if any Interest Period for an
                         --------  -------
     Offshore Rate Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an "Interest Payment Date".

          "Interest Period" means, with respect to any Offshore Rate Loan, the
           ---------------
     period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing;

     provided that:
     --------

               (i) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the date that is three years after the Closing Date.

          "Lending Office" means, with respect to any Bank, the office or
           --------------
     offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, beneath its name on the signature pages hereto, or such other office or offices of such Bank as it may from time to time specify to the Company and the Agent.

          "Leverage Ratio" means, at any time, the ratio of total consolidated
           --------------
     liabilities to Consolidated Tangible Net Worth at that time.

          "LIBOR" means, for any Interest Period, with respect to Offshore Rate
           -----
     Loans comprising part of the same Borrowing, the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by each

     Reference Bank as the rate at which dollar deposits for such Interest Period and in an amount approximately equal to the amount of the Offshore Rate Loan of such Reference Bank during such Interest Period would be offered by its applicable Lending Office to major banks in the London eurodollar market at or about 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law), and any contingent or other agreement to provide any of the foregoing.

          "Loan" means an extension of credit by a Bank to the Company
           ----
     pursuant to Article II, and may be an Offshore Rate Loan or a Reference Rate Loan.

          "Loan Documents" means this Agreement, any Notes, the Fee Letter and
           --------------
     all documents and/or instruments executed and delivered to the Agent or any of the Banks in connection herewith or therewith.

          "Long Term Investments" means those investments described below,
           ---------------------
     provided that such investments shall have maturities of one year or greater, but not longer than three years:

               (a) securities issued or fully guaranteed or fully insured by the United States government or any agency thereof and backed by the full faith and credit of the United States;

               (b) certificates of deposit, time deposits, eurodollar time deposits, repurchase agreements, or banker's acceptances that are issued by either one of the 30 largest (in assets) banks in the United States or by one of the 100 largest (in assets) banks in the world whose long term securities are rated at least AA by S&P or at least Aa2 by Moody's;

               (c) commercial paper and money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's;

               (d) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 12 months; and which are rated at least AA by S&P or at least Aa2 by Moody's; and

               (e) municipal notes and bonds which are rated at least AA by S&P or at least Aa2 by Moody's.

          "Majority Banks" means (a) at any time prior to the Revolving
           --------------
     Termination Date, and after the Revolving Termination Date if no Loans are then outstanding, Banks holding at least 66-2/3% of the Commitments, and
     (b) otherwise, Banks having at least 66-2/3% of the then aggregate unpaid principal amount of the Loans.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G, T, U  or X of the Federal Reserve Board.

          "Material Adverse Effect" means a material adverse change in, or a
           -----------------------
     material adverse effect upon, any of (a) the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) the legality, validity, binding effect or enforceability of any Loan Document.

          "Material Subsidiary" means, at any time, any Subsidiary of the
           -------------------
     Company (a) listed on Schedule 1.01 hereto, or (b) having at such time either (i) total (gross) revenues for the preceding four fiscal quarters in excess of 5% of gross revenue for the Company and its Subsidiaries on a consolidated basis, or (ii) total assets, as of the last day of the preceding quarter, having a net book value in excess of 5% of total assets for the Company and its Subsidiaries on a consolidated basis, in each case, based upon the Company's most recent annual or quarterly financial statements delivered to the Agent pursuant to Section 6.01.

          "Moody's" means Moody's Investors Service, Inc. and any successor
           -------
     thereto that is a nationally recognized rating agency.

          "Multiemployer Plan" means a "multiemployer plan" (within the
           ------------------
     meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Net Proceeds" means, with respect to a sale of equity securities,
           ------------
     the gross proceeds thereof reduced
     by all reasonable out-of-pocket costs and expenses paid or incurred by the Company directly in connection therewith, including underwriter's commissions or discounts, registration and filing fees, legal and accounting fees, and printing costs, all as determined in accordance with GAAP.

          "Note" means a promissory note executed by the Company in favor of a
           ----
     Bank pursuant to subsection 2.02(b), in substantially the form of
     Exhibit A.
     ---------

          "Notice of Borrowing" means a notice given by the Company to the
           -------------------
     Agent pursuant to Section 2.03, in substantially the form of Exhibit B.
                                                                  ---------

          "Notice of Conversion/Continuation" means a notice given by the
           ---------------------------------
     Company to the Agent pursuant to Section 2.04, in substantially the form of Exhibit C.
     ---------

          "Notice of Lien" means any "notice of lien" or similar document
           --------------
     intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all Loans, and other Indebtedness, advances,
           -----------
     debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, arising under this Agreement or under any other Loan Document; present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

          "Offshore Lending Office" means with respect to each Bank, the office
           -----------------------
     of such Bank designated as such in the signature pages hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

          "Offshore Rate Loan" means any Loan that bears interest at a rate
           ------------------
     determined with reference to LIBOR.

          "Offshore Subsidiary" means any Subsidiary of the Company incorporated
           -------------------
     or otherwise organized under the laws of a jurisdiction other than one of the 50 states of the United States.

          "Ordinary Course of Business" means, in respect of any transaction
           ---------------------------
     involving the Company or any Subsidiary of the Company, the ordinary course of such Person's business substantially consistent with past practice.

          "Organization Documents" means, for any corporation, the certificate
           ----------------------
     or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" has the meaning specified in subsection 3.01(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
     succeeding to any or all of its functions under ERISA.

          "Participant" has the meaning specified in subsection 10.08(d).
           -----------

          "Permitted Liens" has the meaning specified in Section 7.01.
           ---------------

          "Person" means an individual, partnership, corporation, business
           ------
     trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
     ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

          "Prior Credit Agreement" has the meaning specified in the introductory
           ----------------------
     clause hereto.

          "Property" means any estate or interest in any kind of property or
           --------
     asset, whether real, personal or mixed, and whether tangible or intangible.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of
           --------------
     ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Rate Contracts" means interest rate and currency swap agreements,
           --------------
     cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          "Receivable" means an account (as such term is defined in the
           ----------
     California UCC) owned by the Company which has arisen in the ordinary course of the business of the Company from the sale of inventory or the provision of services by the Company in the normal course of business and all moneys due or to become due, and all rights and claims arising thereunder and all rights related thereto, including those assertable against other Persons in addition to the obligor.

          "Reference Banks" means BofA and FNBB.
           ---------------

          "Reference Rate" means the higher of:
           --------------

               (a) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

               (b) one-half percent per annum above the latest Federal Funds
          Rate.

          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reference Rate Loan" means a Loan that bears interest based on the
           -------------------
     Reference Rate.

          "Reportable Event" means, as to any Plan, (a) any of the events set
           ----------------
     forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
     common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer or the
           -------------------
     president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

          "Revolving Termination Date" means the earlier to occur of:
           --------------------------

               (a) the date that is three years after the Closing Date; and

               (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

          "S&P" means Standard & Poor's Rating Group of Standard & Poor's
           ---
     Corporation and any successor thereto that is a nationally recognized rating agency.

          "SEC" means the Securities and Exchange Commission, or any successor
           ---
     thereto.

          "Subordinated Debt" means any Indebtedness of the Company that,
           -----------------
     pursuant to the instrument evidencing or governing such Indebtedness, is subordinate in right of payment to the Obligations.

          "Subsidiary" of a Person means any corporation, association,
           ----------
     partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Taxes" has the meaning specified in subsection 3.01(a).
           -----

          "Transferee" has the meaning specified in subsection 10.08(e).
           ----------

          "UCC" means the Uniform Commercial Code as in effect in any
           ---
     jurisdiction.

          "Unfunded Pension Liabilities" means the excess of a Plan's benefit
           ----------------------------
     liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

          "United States" and "U.S." each means the United States of America.
           -------------       ----

          "Utilization Rate" means the daily rate as determined with respect
           ----------------
     to the credit facility described in this Agreement on each day by dividing the amount of the total outstanding Loans for such day by the amount of the Aggregate Commitment for such day.

          "Wholly-Owned Subsidiary" means any corporation in which (other than
           -----------------------
     directors' qualifying shares required by law and other than other shares of a de minimis amount issued to and held by others for the benefit of the Company or another wholly-owned subsidiary) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

          "Withdrawal Liabilities" means, as of any determination date, the
           ----------------------
     aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

     1.02  Other Definitional Provisions.
           -----------------------------

          (a) Defined Terms.  Unless otherwise specified herein or therein, all
              -------------
terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

          (b)  The Agreement.  The words "hereof", "herein", "hereunder" and
               -------------
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c)  Certain Common Terms.
               --------------------

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) The term "pro rata" means ratably in accordance with the respective Commitment Percentages.

          (d) Performance; Time.  Whenever any performance obligation hereunder
              -----------------
(other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e)  Contracts.  Unless otherwise expressly provided herein,
               ---------
references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f)  Laws.  References to any statute or regulation are to be
               ----
construed as including all statutory and regulatory provisions which by their terms consolidate, amend or replace the statute or regulation.

          (g)  Captions.  The captions and headings of this Agreement are for
               --------
convenience of reference only and shall not affect the construction of this Agreement.

          (h)  Independence of Provisions.  The parties acknowledge that this
               --------------------------
Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

     1.03  Accounting Principles.
           ---------------------

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.01  Amounts and Terms of Commitments.  (a) Each Bank severally agrees, on
           --------------------------------
the terms and conditions hereinafter set forth, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01 under
                                                             -------------
the heading "Commitment" (such amount as the same may be reduced pursuant to
Section 2.05 or as a result of one or more assignments pursuant to Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to
                                 --------  -------
any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

          (b) On and after the Closing Date, all outstanding Loans (as that term is defined in the Prior Credit Agreement) made by the Banks to the Company under the Prior Credit Agreement, and, except as otherwise provided in Section 4.01(e), all interest, fees and other amounts due to the Banks under the Prior Credit Agreement, shall be deemed for all purposes (including for purposes of the fees to be collected pursuant hereto) to constitute Loans, interest, fees and other amounts, as applicable, outstanding under this Agreement and shall be governed by the terms and conditions contained herein and in the other Loan Documents, and such Loans shall reduce pro tanto the unused Aggregate Commitment
                                       --- -----
hereunder accordingly.

     2.02  Loan Accounts.  (a) The Loans made by each Bank shall be evidenced by
           -------------
one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error as to the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans. In case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall constitute prima
                                                                       -----
facie evidence of the accuracy of the information so recorded.
- - - -----

          (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto.

Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be prima facie evidence of the accuracy of the
                                ----- -----
information so recorded; provided, however, that the failure of a Bank to make,
                         --------  -------
or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03  Procedure for Borrowings.
           ------------------------

          (a) Each Borrowing shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested borrowing date, in the case of Offshore Rate Loans; and
(ii) one Business Day prior to the requested borrowing date, in the case of Reference Rate Loans, specifying:

                   (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Ten Million dollars ($10,000,000) or any multiple of One Million dollars ($1,000,000) in excess thereof;

                   (B) the requested borrowing date, which shall be a Business Day;

                   (C) whether the Borrowing is to be comprised of Offshore Rate Loans or Reference Rate Loans; and

                   (D) the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to any Borrowing to be made on the Closing
- - - --------  -------
Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Reference Rate Loans only.

         (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

         (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the borrowing date requested by the Company in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

         (d) After giving effect to any Borrowing, unless consented to by the Agent in its sole discretion, there shall not be more than six different Interest Periods in effect in respect of all Loans.

    2.04  Conversion and Continuation Elections.
          -------------------------------------

         (a) The Company may upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

              (i) elect to convert on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Offshore Rate Loans;

              (ii) elect to convert on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Reference Rate Loans; or

              (iii) elect to renew on any Interest Payment Date any Offshore Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if the aggregate amount of Offshore Rate Loans shall have been
- - - --------
reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, the Offshore Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Company to continue such Loans as Offshore Rate Loans shall terminate.

         (b) The Company shall deliver a Notice of Conversion/ Continuation (including delivery via facsimile confirmed immediately by a telephone call), to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least
(i) three Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and
(ii) one Business Day in advance of the Conversion Date or continuation date, if the Loans are to be converted into Reference Rate Loans, specifying:

                   (A)  the proposed Conversion Date or continuation date;

                   (B) the aggregate amount of Loans to be converted or renewed;

                   (C)  the nature of the proposed conversion or continuation;
         and

                   (D)  the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/ Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given by each Bank.

         (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         (f) Notwithstanding any other provision contained in this Agreement, unless consented to by the Agent in its sole discretion, after giving effect to any conversion or continuation of any Loans, there shall not be more than six different Interest Periods in effect.

    2.05  Voluntary Termination or Reduction of Commitments.  The Company may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Aggregate Commitments or permanently reduce the Aggregate Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $5,000,000; provided
                                                                      --------
that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof (together with all amounts required by Section 3.04), the then outstanding principal amount of the Loans would exceed the amount of the Aggregate Commitment then in effect and, provided, further, that once reduced in
                               --------  -------
accordance with this Section 2.05, the Aggregate Commitment may not be increased. Any reduction of the Aggregate Commitment shall be applied pro rata to each Bank's Commitment in accordance with such Bank's Commitment Percentage. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any
          --------------------
time or from time to time, upon at least five Business Days' written notice to the Agent with respect to Offshore Rate Loans, or one Business Day's written notice (prior to 9:00 a.m. San Francisco time) to the Agent with respect to Reference Rate Loans, ratably prepay Loans in whole or in part, in amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 3.04.

     2.07  Repayment.
           ---------

        (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Revolving Termination Date.

        (b) The Company shall repay the unpaid principal amount of all Loans, together with all accrued and unpaid interest, and all other amounts owing or payable hereunder, together with amounts owing under Section 3.04, and the Commitments shall terminate, immediately upon the occurrence of any Change in Control.

     2.08  Interest.
           --------

        (a) Subject to subsection 2.08(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to LIBOR or the Reference Rate, as the case may be, plus the Applicable Margin as the same may be adjusted.
    ----

        (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be payable on demand.

        (c) If any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any of the other Loan Documents, is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon, payable on demand, at a rate per annum equal to the Reference Rate plus 2%.

        (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.09  Fees.
           ----

        (a) Arrangement Fee. In consideration of the Arranger's efforts in
            ---------------
arranging this facility, the Company shall pay to the Arranger for the Arranger's own account an arrangement fee in an amount and at the times set forth in the letter agreement among the Company, the Agent and the Arranger dated June 30, 1994 (the "Fee Letter").

        (b) Commitment Fee. The Company shall pay to the Agent for the account
            --------------
of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, at a rate per annum equal to the Applicable Fee Amount. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on December 31, 1994 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination
                  --------
of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

        (c) Agency Fees. In consideration of the Agent agreeing to act as agent
            -----------
for the Banks hereunder, the Company shall pay to the Agent for the Agent's own account agency fees in the amount and at the times set forth in the Fee Letter.

        (d) Co-Agency Fees. In consideration of the Co-Agent agreeing to act as
            --------------
co-agent for the Banks hereunder, the Company shall pay to the Co-Agent for the Co-Agent's own account co-agency fees in the amount and at the times set forth in a letter agreement between the Company and the Co-Agent dated as of the date hereof.

     2.10  Computation of Fees and Interest.
           --------------------------------

        (a) All computations of interest payable in respect of Reference Rate Loans at all times as the Reference Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

        (b) The Agent will, with reasonable promptness, notify the Company and the Banks of each determination of a LIBOR, provided that any failure to do so
                                            --------
shall not relieve the Company of any liability hereunder or provide any basis for any claim by the Company or any Bank against the Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Applicable Fee Amount, as applicable, shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Applicable Fee Amount, as applicable, becomes effective. The Agent will with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not
                                --------
relieve the Company of any liability hereunder or provide any basis for any claim by the Company or any Bank against the Agent.

        (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

        (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and LIBOR shall be determined on the basis of the rates as notified by the remaining Reference Banks.

        (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.11  Payments by the Company.
           -----------------------

        (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Agent's Payment Office, in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

        (c) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

     2.12  Payments by the Banks to the Agent.
           ----------------------------------

        (a) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one Business Day prior to the date of any proposed Borrowing that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds by 11:00 a.m. (San Francisco time) on the borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds by 11:00 a.m. (San Francisco time) and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     2.13  Sharing of Payments, Etc. If, other than as expressly contemplated
           ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided,
                                                                       --------
however, that if all or any portion of such excess payment is thereafter
- - - -------
recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 2.13 and will in each case notify the Banks following any such purchases.


                            ARTICLE IIIARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY
                    --------------------------------------
     3.01  Taxes.
           -----

        (a) Subject to subsection 3.01(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction or any political subdivision thereof under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

        (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

        (c) Subject to subsection 3.01(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, and relating to the transactions contemplated hereby, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

        (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to subsection 3.01(g):

        (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

        (ii)  the Company shall make such deductions and withholdings;

        (iii) the Company shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law; and

        (iv) the Company shall also pay to each Bank, or the Agent for the account of such Bank, at the time the sum payable is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed. Such additional amounts required to be paid to such Bank shall be computed by a formula,

                                   (w)(t)(i)
                                  -----------
                              y =    l-w-t

     where the terms are defined as follows:

     y =    amount of additional payment;

     w = rate of Taxes or Other Taxes imposed with respect to the sum payable;

     t = combined U.S. federal and state income and franchise tax rate applicable to the Bank; and

     i = amount of the sum payable with respect to which such Taxes or Other Taxes are imposed.


     (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

     (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

        (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.07 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

        (ii) if at any time the Bank makes any changes necessitating a new form, it shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

        (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and

        (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

    (g) The Company will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to subsection 3.01(d) to any Bank for the account of any Lending Office of such Bank:

        (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under subsection 3.01(f) in respect of such Lending Office;

        (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such

Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

        (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to subsection 3.01(f), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

        (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to subsection 3.01(f)(iv), then the Company shall, on demand of such Bank through the Agent, reimburse such Bank for any costs and expenses (including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentati on.

        (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to subsection 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

        (j) If any Bank or the Agent receives any refund from any taxing authority of any Tax or Other Tax as to which the Company has indemnified such Bank or the Agent (as the case may be) under subsection (c) of this Section, or as to which the Company has made payment under subsection 3.01(d)(iii), due to a mistake in its assessment, then such Bank or the Agent (as the case may be) will promptly notify the Company of such refund and will reimburse the Company to the extent of such refund or the amount of payment or indemnification made by the Company, whichever is less.

     3.02  Illegality.
           ----------

       (a) If any Bank shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of the Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

        (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, the Company shall prepay in full all Offshore Rate Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

        (c) If the Company is required to prepay any Offshore Rate Loan immediately as provided in subsection 3.02(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

   3.03  Increased Costs and Reduction of Return.
         ---------------------------------------

        (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

        (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any Capital Adequacy Regulation; affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of such Bank (with a copy to the Agent), the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04  Funding Losses.  The Company agrees to reimburse each
           --------------
Bank and to hold each Bank harmless from any loss, cost or expense which the Bank may sustain or incur as a consequence of:

        (a) any failure of the Company to make any payment or prepayment of principal of any Offshore Rate Loan (including payments made after any acceleration thereof);

        (b) any failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

        (c) any failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.06;

        (d) any prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

        (e) any conversion of any Offshore Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period pursuant to subsection 2.04;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Banks under this Section 3.04, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the average interbank rate used in determining LIBOR for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.05  Inability to Determine Rates.  If the Majority Banks shall have
           ----------------------------
determined that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed Offshore Rate Loan or that LIBOR applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Offshore Rate Loans.

     3.06  Reserves on Offshore Rate Loans.  The Company shall pay to each
           -------------------------------
        Bank, as long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan provided the Company shall have received at least fifteen days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice fifteen days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen days from receipt of such notice.

     3.07  Certificates of Banks.  Any Bank claiming reimbursement or
           ---------------------

        compensation pursuant to this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.08  Survival.  The agreements and obligations of the Company in
           --------
this Article III shall survive the payment of all other Obligations.


                             ARTICLE IVARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

    4.01  Conditions of Initial Loans. The effectiveness of this Agreement and
          ---------------------------
the obligation of each Bank to make its first Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent, each Bank and their respective counsel and in sufficient copies for each Bank:

        (a)  Amended and Restated Credit Agreement. This Agreement executed by
             -------------------------------------
the Company, the Agent and each of the Banks;

     (b)  Resolutions; Incumbency. Each of the following:
          -----------------------

        (i) copies of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

        (ii) a certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder;

     (c)  Certificate of Incorporation; By-laws and Good Standing.  Each of
          -------------------------------------------------------
the following documents:

        (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the state of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

        (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with bring-down certificate by telex or telefacsimile for the states of California, Delaware and Texas, dated the Closing Date;

     (d) Legal Opinion. An opinion of Bronson, Bronson & McKinnon, counsel to the Company and addressed to the Agent, Co-Agent and the Banks, substantially in the form of Exhibit G;
               ---------

     (e)  Payment of Fees. The Company shall have paid all costs,
          ---------------
accrued and unpaid fees and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute a reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent; including (i) any such costs, fees and expenses arising under or referenced in Sections 2.09, 3.01 and 10.04, and
(ii) facility fees which have accrued up to the Closing Date, payable pursuant to Section 2.11(b) of the Prior Credit Agreement to the Agent for the account of each Bank which is a party thereto, which payment shall fully satisfy and extinguish the Company's obligation to pay facility fees to such Banks.

     (f)  Certificate.  A certificate signed by a Responsible Officer,
          -----------
dated as of the Closing Date, stating that:

        (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

        (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

        (iii) except as specifically disclosed in the press release dated July 8, 1994, attached as Schedule 4.01, there has occurred since June 26, 1994, no
                     -------------
event or circumstance that reasonably could be expected to have a Material Adverse Effect;

     (g)  Financial Statements.  A certified copy of financial
          --------------------
statements of the Company and its Subsidiaries referred to in Section 5.11;

     (h)  Other Documents.  Such other approvals, opinions or
          ---------------
documents as the Agent or any Bank may reasonably request.

   4.02  Conditions to All Borrowings. The obligation of each Bank to make any
         ----------------------------
Loan to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

     (a) Notice of Borrowing.  In the case of any Loan, the Agent shall have
         -------------------
received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing;

     (b) Continuation of Representations and Warranties. The representations and
         ----------------------------------------------
warranties made by the Company contained in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.08, 5.09, 5.10, 5.11, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19 and
5.20 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date) and the representations and warranties contained in Sections 5.05, 5.07, 5.12 and 5.16 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date except for any changes since the Closing Date which do not or would reasonably be expected not to have a Material Adverse Effect; and

     (c)  No Existing Default.  No Default or Event of Default
          -------------------
shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of the date of each Borrowing relating thereto, that the conditions in Section 4.02 are satisfied.


                              ARTICLE VARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

The Company represents and warrants to the Agent and each Bank that:

    5.01  Corporate Existence and Power.  The Company and each of its Material
          -----------------------------
Subsidiaries:

        (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

        (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents;

        (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

        (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not have a Material Adverse Effect.

    5.02 Corporate Authorization; No Contravention. The execution, delivery and
         -----------------------------------------
performance by the Company of this Agreement and each other Loan Document to which it is party, have been duly authorized by all necessary corporate action, and do not and will not:

        (a)  contravene the terms of any of the Company's Organization
Documents;

        (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual
Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

        (c)  violate any Requirement of Law.

     5.03  Governmental Authorization. No approval, consent, exemption,
           --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of the Agreement or any other Loan Document.

     5.04  Binding Effect.  This Agreement and each other Loan Document to which
           --------------
the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05  Litigation.  Except as specifically disclosed in Schedule
           ----------                                       --------
5.05, there are no actions, suits, proceedings, claims or disputes pending, or
- - - ----
to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective Properties which:

         (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) if determined adversely to the Company, or its Subsidiaries, would reasonably expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06  No Default.  No Default or Event of Default exists or would result
           ----------
from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

     5.07  ERISA Compliance.
           ----------------
        (a) Schedule 5.07 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans.

        (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the

Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

        (c) Each Qualified Plan and Multiemployer Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

        (d)  Except as specifically disclosed in Schedule 5.07, there is no
                                                 -------------
outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any ERISA Affiliate, nor with respect to any Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute.

        (e)  Except as specifically disclosed in Schedule 5.07, no Plan subject
                                                 -------------
to Title IV of ERISA has any Unfunded Pension Liability.

        (f)  Except as specifically disclosed in Schedule 5.07, no member of the
                                                 -------------
Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

        (g) All members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

        (h)  Except as specifically disclosed in Schedule 5.07, no ERISA Event
                                                 -------------
has occurred or is reasonably expected to occur with respect to any Plan.

        (i) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

        (j)  Except as specifically disclosed in Schedule 5.07, neither the
                                                 -------------
Company nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

        (k)  Except as specifically disclosed in Schedule 5.07, neither the
                                                 -------------
Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        (l) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.


     5.08  Use of Proceeds; Margin Regulations.  The proceeds of the Loans are
           -----------------------------------
intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.06.

     5.09  Title to Properties.  The Company and each of its Material
           -------------------
Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10  Taxes.  The Company and its Subsidiaries have filed all Federal
           -----
and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect.

     5.11  Financial Condition.
           -------------------

        (a) The unaudited consolidated statements of financial condition of the Company and its Subsidiaries for the period ended June 26, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

              (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

              (iii) except as specifically disclosed in Schedule 5.11, show all
                                                        -------------
     material indebtedness and other liabilities, direct or contingent of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and contingent obligations.

        (b) Except as specifically disclosed in the press release dated July 8, 1994, attached as Schedule 4.01, since June 26, 1994, there has been no event or
                  -------------
circumstances that reasonably could be expected to have a Material Adverse
Effect.

     5.12  Environmental Matters.
           ---------------------

        (a)  Except as specifically disclosed in Schedule 5.12, the on-going
                                                 -------------
operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $50,000,000 in the aggregate.

        (b) To the best knowledge of the Company after diligent inquiry and investigation, and except as specifically disclosed in Schedule 5.12, the
                                                       -------------
Company and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

        (c)  Except as specifically disclosed in Schedule 5.12, none of the
                                                 -------------
Company, its Subsidiaries, their Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

        (d)  Except as specifically disclosed in Schedule 5.12, there are no
                                                 -------------
Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $50,000,000 in the aggregate for any such condition, circumstance or Property. In addition, to the best knowledge of the Company after diligent inquiry and investigation, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or discharging Hazardous Materials off-site, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.13  Regulated Entities. None of the Company, any Person controlling the
           ------------------
Company, or any Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness .

     5.14  No Burdensome Restrictions.  As of the Closing Date, neither the
           --------------------------
Company nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15  Labor Relations.  There are no strikes, lockouts or other labor
           ---------------
disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

     5.16  Copyrights, Patents, Trademarks and Licenses, etc.  The Company or
           -------------------------------------------------
its Material Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company or any of its Subsidiaries infringes upon any rights held by any other Person; except as specifically disclosed in
Schedule 5.05, no claim or litigation regarding any of the foregoing is pending
- - - -------------
or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

     5.17 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
                                                                    --------
5.17 hereto and has no equity investments in excess of $500,000 in any other
- - - ----
corporation or entity other than those specifically disclosed in part (b) of
Schedule 5.17.
- - - -------------

     5.18  Capitalization.  As of the Closing Date, the authorized, issued and
           --------------
outstanding capital stock of the Company (including securities convertible into or exchangeable for capital stock of the Company), and any outstanding Subordinated Debt are as set forth in Schedule 5.18 hereto.
                                      -------------

     5.19  Insurance. The Properties of the Company and its Subsidiaries are
           ---------
insured with insurance companies which the Company reasonably believes are financially sound and reputable, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company or such Subsidiary operates.

     5.20  Full Disclosure.  None of the representations or warranties made by
           ---------------
the Company or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     6.01  Financial Statements.  The Company shall deliver to the Agent in form
           --------------------
and detail satisfactory to the Agent and the Banks, with sufficient copies for each Bank which the Agent shall promptly forward to the Banks:

         (a) as soon as available, but not later than 90 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of Ernst & Young or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the independent auditor of any material portion of the Company's or any Subsidiary's records;

         (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each year a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, together with comparative year-to-date figures for all preceding quarters in such year, and certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Company and the Subsidiaries;

         (c) not later than 45 days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidating balance sheets of the Company and each of its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flow for such quarter, all certified by an appropriate Responsible Officer of the Company as having been used (with changes thereto undertaken in good faith and in the ordinary course of preparation of financial statements and which are not, individually or in the aggregate, material) in connection with the preparation of the financial statements referred to in paragraph (b) of this Section 6.01; and

         (d) not later than 90 days after the end of each fiscal year, an unaudited consolidating balance sheet of the Company and each of its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income, stockholders' equity and cash flows for such fiscal year, all in reasonable detail certified by an appropriate Responsible Officer as having been used (with changes thereto undertaken in good faith and in the ordinary course of preparation of financial statements and which are not, individually or in the aggregate, material) in connection with the preparation of the financial statements referred to in paragraph (a) of this
Section 6.01



    6.02  Certificates; Other Information.  The Company shall furnish to the
          -------------------------------
Agent, with sufficient copies for each Bank which the Agent shall promptly forward to the Banks:

         (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) above, a letter in form and substance satisfactory to the Majority Banks from the independent certified public accountants reporting on such financial statements stating that the Banks are entitled to rely on the information contained in the financial statements provided;

         (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a), (b) and (c) above, a certificate of a
Responsible Officer in the form of Exhibit D (i) stating that, to the best of
                                   ---------
such officer's knowledge, the Company, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.10, 7.11, 7.12 and 7.13;

         (c) within 10 days after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders, and promptly, but in any event within 10 days after the same are filed, copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) which the Company may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority; an d

         (d) promptly, such additional financial and other information as the Agent, at the request of any Bank, may from time to time reasonably request.

     6.03  Notices.  The Company shall promptly notify the Agent and
           -------
each Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority other than as disclosed on Schedule 5.05 attached hereto;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary (i) in which the amount of damages claimed is $25,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (d)  upon, but in no event later than 10 days after, becoming aware of
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any Subsidiary that could, based on the information which has come to the attention of the Company, reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

         (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

         (f) of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than 10 days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

             (i)  an ERISA Event;

             (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

             (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

             (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

      (g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to subsection 6.01(a);

      (h) of any significant change in accounting policies or financial reporting practices or any other change required to be reported to the SEC;

      (i) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or of its Subsidiaries;

      (j) of any Change in Control, or the entry by the Company or any of its Subsidiaries, or by any other Person of which the Company becomes aware into any agreement, transaction or arrangement that is intended to, or would reasonably be expected to, result in a Change in Control; and

      (k) upon, but in no event later than five Business Days after the date of promulgation thereof by such rating agency, of any change in the Applicable Rating by S&P or Moody's that would change the Applicable Margin or Applicable Fee Amount.

      Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, the provisions of this Agreement affected, and stating what action the Company proposes to take with respect thereto. Each notice under subsection 6.03(a) shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated.

     6.04 Preservation of Corporate Existence, Etc. The Company shall and shall
          ----------------------------------------
cause each of its Subsidiaries to:

        (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except as permitted by Section 7.03(b);

        (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions expressly permitted by Section 7.03 and sales of assets expressly permitted by Section 7.02;

        (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

        (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

     6.05  Maintenance of Property.  The Company shall maintain, and shall cause
           -----------------------
each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect, except as permitted by Section 7.02. The Company shall use the standard of care typical in the industry in the operation of its facilities.

     6.06  Insurance.  The Company shall maintain, and shall cause each
           ---------
Subsidiary to maintain, with independent insurers which the Company reasonably believes are financially sound and reputable, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.07  Payment of Obligations.  The Company shall, and shall cause its
           ----------------------
Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

        (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

        (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and

        (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.08  Compliance with Laws.  The Company shall comply, and shall cause each
           --------------------
of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09  Inspection of Property and Books and Records. The Company shall
           --------------------------------------------
maintain and shall cause each of its Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company shall permit, and shall cause each of its Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any
         --------  -------
Bank may visit and inspect at the expense of the Company such Properties at any time during business hours and without advance notice.

     6.10  Environmental Laws. The Company shall, and shall cause each of its
           ------------------
Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws.

     6.11  Use of Proceeds. The Company shall use the proceeds of the Loans for
           ---------------
working capital and other general corporate purposes not in contravention of any Requirement of Law.


                            ARTICLE VIIARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

     The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

     7.01  Limitation on Liens.  The Company shall not, and shall not suffer or
           -------------------
permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

        (a) any Lien existing on the Property of the Company or its Subsidiaries on the Closing Date and set forth in Schedule 7.01 securing
                                                   -------------
Indebtedness outstanding on such date;

        (b)  any Lien created under any Loan Document;

        (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by
Section 6.07, provided that no Notice of Lien has been filed or recorded;

        (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

        (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

        (f) Liens on the Property of the Company or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the Ordinary Course of Business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

        (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed;

        (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries on such Property;


        (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time
                        --------  -------
the respective corporations became Subsidiaries and were not created in anticipation thereof;


        (j) Purchase money security interests on any Property acquired or held by the Company or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; provided that (i) any such Lien attaches to
                                     -------- ----
such Property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such Property; and

        (k) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        -------- ----
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the Company or any of its Subsidiaries to provide collateral to the depository institution.


     7.02 Disposition of Assets. The Company shall not, and shall not suffer or
          ---------------------
permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable (with or without recourse) and equipment sale-leaseback transactions) or enter into any agreement to do any of the foregoing, except:

        (a) dispositions of inventory, or used, out-moded, worn-out or surplus equipment, all in the Ordinary Course of Business;

        (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

        (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Default
                   --------
or Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from any disposition pursuant to a sale-leaseback transaction shall be paid in cash, (iii) sale-leaseback transactions shall only be permitted with respect to real property and equipment, and (iv) the aggregate fair market value of all assets (excluding real property and equipment subject to sale-leaseback transactions) so sold by the Company and its Subsidiaries, together with all other sales under this subsection (c) since the Closing Date, shall not exceed in the aggregate 20% of the Company's Consolidated Tangible Net Worth as calculated immediately prior to such disposition.

Notwithstanding subsection 7.02(c) above, the disposition of accounts receivable shall not be permitted.

     7.03 Consolidations and Mergers. The Company shall not, and shall not
          --------------------------
suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

        (a) any Subsidiary of the Company may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries of the Company, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

        (b) any Subsidiary of the Company may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary of the Company.

     7.04 Loans and Investments. The Company shall not purchase or acquire, or
          ---------------------
suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, all or substantially all assets, or obligations or other securities of or any interest in, any Person, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

        (a) Investments in Cash Equivalents;

        (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business;

        (c) Investments (other than for the purpose of any Acquisition) by the Company in or to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in or to another of the Company's Wholly-Owned Subsidiaries;

        (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the book value of such Investments for the
                  --------
Company and its Subsidiaries on a consolidated basis, excluding value provided by the Company in the form of the Company's capital stock with regard to any single Acquisition shall not exceed at the time of such investment 10% of Consolidated Tangible Net Worth as calculated immediately prior to such Acquisition, (ii) such Acquisitions are of Persons or businesses in the Company's lines of business or provide vertical integration, (iii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, (iv) (x) if any Person or business so acquired (the "Acquiree") is subject to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act, the prior, effective written consent of the board of directors or equivalent governing body of the Acquiree is obtained and delivered to the Agent, or (y) if the Acquiree does not meet the qualifications set forth in subclause (x) of this clause (iv), the prior effective written consent of the board of directors or equivalent governing body and the percent of any and all classes of stock or other equity of such Acquiree the consent of which, notwithstanding any provisions in the Organization Documents of the Acquiree to the contrary, is required by applicable statute to consummate the Acquisition, is obtained and delivered to the Agent, and (v) such Acquisition shall not result in any Default or Event of Default; or

        (e) Investments of not more than $175,000,000 in Fujitsu-AMD Semiconductor Limited; or

        (f) other Investments not described above and that are not prohibited elsewhere in this Agreement, to the extent such Investments are not used for purposes of any Acquisition and do not exceed at any one time the sum of (i) $150,000,000; (ii) 50 percent of the after-tax earnings net of after-tax losses of the Company, cumulative from the date of this Agreement, as determined at the time of Investment; and (iii) the aggregate net cash proceeds received by the Company from the issuance or sale of its capital stock subsequent to the date hereof other than to a Subsidiary reduced by the aggregate cash purchase price paid by the Company in the Company's repurchases of capital stock subsequent to the date hereof.

     7.05 Transactions with Affiliates. The Company shall not, and shall not
          ----------------------------
suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business or pursuant to the reasonable requirements of the business of the Company or such Subsidiary; in each case (a) and (b), upon fair and reasonable terms materially no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary; provided, however, that nothing in this Section 7.05 shall be deemed to prohibit transactions between the Company and any Subsidiary of the Company provided that such transactions are fair and reasonable to the Company.

     7.06 Use of Proceeds. (a) The Company shall not and shall not suffer or
          ---------------
permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

(b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities,

(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or
(iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

     7.07 Guaranty Obligations. The Company shall not, and shall not suffer or
          --------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Guaranty Obligations except:

        (a) endorsements for collection or deposit in the Ordinary Course of Business;


        (b) Guaranty Obligations of the Company and its Subsidiaries existing as of the Closing Date and subject to the maximum amount specified in Schedule
                                                                   --------
7.07;
- - - ----

        (c) Guaranty Obligations of the Company of not more than $175,000,000 of Indebtedness of Fujitsu-AMD Semiconductor Limited; and

        (d) Guaranty Obligations by the Company of the Indebtedness of its Offshore Subsidiaries, up to $75,000,000 in the aggregate (including any such Guaranty Obligations listed on Schedule 7.07) at any time for all such Offshore
                               -------------
Subsidiaries combined.

     7.08 Compliance with ERISA. The Company shall not, and shall not suffer or
          ---------------------
permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA
Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks) liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Banks) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     7.09 Restricted Payments.
          -------------------

        (a) The Company shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company may, provided there exists both before and after giving effect thereto no Default or Event of Default:

            (i) declare and make dividend payments or other distributions payable solely in its common stock;

            (ii) purchase, redeem or otherwise acquire shares of its common stock or preferred stock, or warrants or options to acquire any such shares, to the extent that such transactions in the aggregate do not exceed (taking into account all such purchases, redemptions or acquisitions occurring since the Closing Date) the sum of:

                 (A) the lesser of $70,000,000 or the acquisition cost of 5,000,000 shares; and

                 (B) the extent to which the aggregate cash consideration, net of commissions and other out-of-pocket costs and expenses incurred in connection therewith, actually received by the Company from the issuance by the Company of shares of its common stock subsequent to the Closing Date exceeds the aggregate cash consideration used to acquire shares of Convertible Exchangeable Preferred Stock and its common stock, pursuant to this Section 7.09(a)(ii) since the Closing Date;


provided that the Company promptly delivers to the Agent upon any such purchase,
- - - --------
redemption or other acquisition a certificate in the form of Exhibit E; and
                                                             ---------

            (iii) declare or pay mandatory cash dividends to holders of preferred stock outstanding on the Closing Date, provided, that, both before and
                                                 --------
immediately after giving effect to such proposed action, no Default or Event of Default exists or would exist; and

            (iv) purchase, redeem or otherwise acquire Convertible Exchangeable Preferred Stock pursuant to the Convertible Exchangeable Preferred Repurchase Program;

provided, however, that the foregoing restrictions shall not apply to any
- - - --------  -------
distribution to, or purchase, redemption or other acquisition from, (x) the Company by a Wholly-Owned Subsidiary, or (y) any Wholly-Owned Subsidiary by a Wholly-Owned Subsidiary of such Subsidiary.

        (b) The Company shall not prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds or securities for the purpose of the foregoing), or make any payment (other than for scheduled payments of interest due on the date of payment thereof, if such payment is permitted to be made pursuant to the terms of the documents evidencing or governing the applicable Subordinated Debt) in respect of, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of, any Subordinated Debt, or transfer any property in payment of or as security for the payment of, or violate the subordination terms of, any Subordinated Debt, or amend, modify or change in any manner the terms of any Subordinated Debt or any instrument, indenture or other document evidencing, governing or affecting the terms of any Subordinated Debt, if any such amendment, modification or change has or would have an adverse effect on the Agent's or any Bank's rights or remedies under any of the Loan Documents, or cause or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the Company may, provided that there
               --------  -------
exists both before and after giving effect thereto no Default or Event of Default, make sinking fund payments to provide for the redemption of the Company's 6% Convertible Subordinated Debentures Due 2012, issued in exchange for shares of the Company's Convertible Exchangeable Preferred Stock, in accordance with and to the extent required by Article XI of the Indenture.

     7.10 Modified Quick Ratio. The Company shall not at any time suffer or
          --------------------
permit its ratio (determined on a consolidated basis) of (a) cash plus the value (valued in accordance with GAAP) of all Cash Equivalents and 75% of all Long Term Investments, other than Cash Equivalents or Long Term Investments subject to a Lien securing an obligation that is not a GAAP liability, plus the amount of Receivables, net of allowances for doubtful accounts, to (b) Consolidated Current Liabilities of the Company and its Subsidiaries (including all Loans), to be less than 1.10 to 1.00.

     7.11 Minimum Tangible Net Worth. The Company shall not suffer or permit its
          --------------------------
Consolidated Tangible Net Worth as of the end of any fiscal quarter to be less than $1,300,000,000 plus (a) 75% of net income for the Company and its Subsidiaries computed from the first day of the Company's third fiscal quarter of 1994 through the end of such fiscal quarter for which the determination is being made, determined quarterly on a consolidated basis and not reduced by any quarterly loss, plus (b) 100% of the Net Proceeds of any sale of capital stock of the

Company by or for the account of the Company, occurring after the Closing Date, plus (c) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after the Closing Date.

     7.12 Leverage Ratio. The Company shall not at any time suffer or permit its
          --------------
Leverage Ratio to be greater than 0.85 to 1.00.

     7.13 Fixed Charge Coverage Ratio. The Company shall not at any time of
          ---------------------------
determination suffer or permit its Fixed Charge Coverage Ratio to be less than
1.25 to 1.00.

     7.14 Change in Business. The Company shall not, and shall not permit any of
          ------------------
its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

     7.15 Accounting Changes. The Company shall not, and shall not suffer or
          ------------------
permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

     8.01 Event of Default. Any of the following shall constitute an "Event of
          ----------------
Default":

        (a) Non-Payment. The Company fails to pay, (i) when and as required to
            -----------
be paid herein, any amount of principal of any Loan, or (ii) within three days after the same shall become due, any interest, any fee or any other amount payable hereunder or pursuant to any other Loan Document; or


        (b) Representation or Warranty. Any representation or warranty by the
            --------------------------
Company or any of its Subsidiaries made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) Specific Defaults. The Company fails to perform or observe any term,
            -----------------
covenant or agreement contained in Sections 6.01, 6.02, 6.03, 6.09, 6.11 or
Article VII; or

        (d) Other Defaults. The Company fails to perform or observe any other
            --------------
term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of the Company knew or should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

        (e) Cross-Default. (i) The Company or any of its Subsidiaries fails to
            -------------
make any payment in respect of any Indebtedness or Guaranty Obligation having an aggregate principal amount (including undrawn committed or available amounts) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto; (ii) the Company or any of its Subsidiaries fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto as of the time of such failure, event or condition, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) there shall occur any Deposit Event under (and as defined in) the CIBC Guaranty or any other event shall occur or condition exist under the CIBC Guaranty or either of the CIBC Leases as a result of which any amount becomes payable under the CIBC Guaranty; or

        (f) Bankruptcy or Insolvency. The Company or any of its Subsidiaries (i)
            ------------------------
ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or


        (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding
            -----------------------
is commenced or filed against the Company or any Subsidiary of the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

        (h) ERISA. (i) A member of the Controlled Group shall fail to pay when
            -----
due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than five percent (5%) of the Company's Consolidated Tangible Net Worth at such time;
(iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of five percent (5%) or more of the Company's Consolidated Tangible Net Worth at such time; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of five percent (5%) of the Company's Consolidated Tangible Net Worth at such time; or

        (i) Monetary Judgments. One or more non-interlocutory judgments, orders
            ------------------
or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not fully covered by insurance where the availability of such insurance coverage is not in substantial dispute) as to any single or related series of transactions, incidents or conditions, of $50,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

        (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree
            ----------------------
shall be rendered against the Company or any of its Subsidiaries which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     8.02 Remedies. If any Event of Default occurs, the Agent shall, at the
          --------
request of, or may, with the consent of, the Majority Banks:

        (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, together with amounts owing under Section 3.04; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

        (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in paragraph
- - - --------  -------
(f) or (g) above (in the case of clause (i) of paragraph (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03 Rights Not Exclusive. The rights provided for in this Agreement and
          --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     8.04 Certain Financial Covenant Defaults. In the event that, after taking
          -----------------------------------
into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of
                                            ------
such Charge, there would exist an Event of Default due to the breach of any of Sections 7.10, 7.11, 7.12 or 7.13 as of such fiscal period end date, such Event of Default shall be deemed to arise upon the earlier of (a) the date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the SEC) or, if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date, and (b) the date the Company delivers to the Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.


                                  ARTICLE IX

                                   THE AGENT
                                   ---------

     9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints,
          -----------------------------
designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.02 Delegation of Duties. The Agent may execute any of its duties under
          --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Agent. None of the Agent or any successor agent arising
          ------------------
under Section 9.09, together with their respective Affiliates (including, in the case of the Agent, the Arranger), or any of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any of its Subsidiaries or Affiliates.

     9.04 Reliance by Agent.
          -----------------

        (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

        (b) For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

     9.05 Notice of Default. The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless
                                                --------  -------
and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06 Credit Decision. Each Bank expressly acknowledges that none of the
          ---------------
Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     9.07 Indemnification. The Banks shall indemnify upon demand the Agent-
          ---------------
Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for
                           --------  -------
the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this subparagraph (c), together with all costs, expenses and attorneys' fees (including allocated costs for inhouse legal services). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

     9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information unless such information is expressly herein required to be furnished to the Banks by the Agent. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include BofA in its individual capacity.

     9.09 Successor Agent. The Agent may, and at the request of the Majority
          ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10 Co-Agents. None of the Banks identified on the facing page or
          ---------
signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.01 Amendments and Waivers. No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks, do any of the following:

        (a) increase or extend the Commitment of any Bank, or reinstate the Commitment of any Bank after it has been terminated under Section 8.02 hereof, or subject any Bank to any additional obligations;

        (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

        (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; or

        (e) waive or amend this Section 10.01 or Section 2.13 or change the definition of "Majority Banks";

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02 Notices.
           -------

        (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Bank, to its Domestic Lending Office, and (iii) if to the Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

        (b) All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

        (c) The Company acknowledges and agrees that any agreement of the Agent and the Banks at Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.


     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs and Expenses. The Company shall, whether or not the
           ------------------
transactions contemplated hereby shall be consummated:

        (a) pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent and the Arranger in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Agent with respect thereto;

        (b) pay or reimburse each Bank, the Agent and the Arranger on demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Agent and any Bank; and

        (c) pay or reimburse the Agent on demand for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

     10.05 Indemnity. Whether or not the transactions contemplated hereby are
           ---------
consummated:

        (a) General Indemnity. The Company shall pay, indemnify, and hold each
            -----------------
Bank, the Agent and each of their respective Affiliates, and the officers, directors, employees, counsel, agents and attorneys-in-fact of such Persons (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, the use or application of the proceeds of the Loans, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                                                         --------
Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.


        (b) Environmental Indemnity.
            -----------------------

            (i) The Company hereby agrees to indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property of the Company or any of its Subsidiaries. No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Bank.

            (ii) In no event shall any site visit, observation, or testing by the Agent or any Bank be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Agent nor any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

        (c) Survival; Defense. The obligations in this Section 10.05 shall
            -----------------
survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section 10.05 shall be paid within 30 days after demand.

     10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Banks
           -------------------------------
shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or the Banks, or the Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent to the extent previously paid or transferred to such Bank by the Agent.

     10.07 Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.08  Assignments, Participations, etc.
            ---------------------------------

        (a) Any Bank may, with the written consent of the Company (at all times other than during the existence of an Event of Default) and the Agent, which consent of the Company and the Agent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to another existing Bank hereunder) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in each case, in a minimum amount of $10,000,000; provided,
                                                                       --------
however, that (i) the Company and the Agent may continue to deal solely and
- - - -------
directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; and (B) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment
                                                          ---------
and Acceptance") and the processing fee described below.

        (b) From and after the date that the Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment by the assignor or assignee Bank of the processing fee of $3,000, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

        (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
               --- -----

        (d) Any Bank may at any time sell to one or more Eligible Assignees (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating
                                --------  -------
Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.01. In the case of any such
                 ----- -------
participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information identified as "confidential" or "secret" by the Company provided to it by the Company or any Subsidiary of the Company, or by the Agent on such Company's or Subsidiary's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement or in enforcement of this Agreement or the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided further,
                                                              ----------------
however, that any Bank may disclose such information (A) at the request or
- - - -------
pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other
Loan Document; (F) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (G) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank; and (H) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, provided
                                                                --------
that, (X) with respect to (B) and (D) above, unless such notice is
- - - ----
prohibited by applicable law, regulation or court process, the Company shall be provided advance notice of the Bank's intention to disclose, although failure to provide such notice shall not restrict such Bank's right to disclose such information; and (Y), in the case of assignments,
(1) the Company is notified as to the identity of each Assignee, except upon the occurrence of an Event of Default, in which case notification shall be unnecessary, (2) the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement, and
(3) unless otherwise agreed by the Company, such Transferee agrees in writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

        (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.09 Set-off. In addition to any rights and remedies of the Banks provided
           -------
by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such
                               --------  -------
notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

     10.10 Automatic Debits of Fees. With respect to any fee payable to the
           ------------------------
Agent or BofA under this Agreement, or any other cost or expense (including Attorney Costs) due and payable to the Agent or BofA under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fees or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.10 shall be deemed a set-off.

     10.11  Notification of Addresses, Lending Offices, Etc.
            -----------------------------------------------
Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.12 Counterparts. This Agreement may be executed by one or more of the
           ------------
parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     10.13 Severability. The illegality or unenforceability of any provision of
           ------------
this Agreement or any Loan Document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any Loan Document required hereunder.

     10.14 No Third Parties Benefitted. This Agreement is made and entered into
           ---------------------------
for the sole protection and legal benefit of the Company and its Subsidiaries, the Banks and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

     10.15 Time.  Time is of the essence as to each term or provision of
           ----
this Agreement and each of the other Loan Documents.

     10.16 Governing Law and Jurisdiction.
           ------------------------------

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS AND THE COMPANY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.


        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
                                                                          -----
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION
- - - --------------
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH
              --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.18 Amendment and Restatement; Entire Agreement. On the Closing Date,
           -------------------------------------------
this Agreement shall amend and restate the Prior Credit Agreement in its entirety, and this Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in subsections 2.09(a), 2.09(c) and 2.09(d).

     10.19 Interpretation. This Agreement is the result of negotiations between
           --------------
and has been reviewed by counsel to the Agent, the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed in favor of or against the Banks or the Agent merely because of the Agent's or Banks' involvement in the preparation of such documents and agreements.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                    ADVANCED MICRO DEVICES, INC.

                                    By:  /s/ Marvin D. Burkett
                                         ------------------------
                                    Title:  Senior Vice President and
                                            Chief Financial Officer

                                    Address for notices:

                                    One AMD Place
                                    Mail Stop 54
                                    Sunnyvale, California  94088-3453
                                    Attn:  Marvin D. Burkett,
                                       Senior Vice President and
                                       Chief Financial Officer
                                    Facsimile:  (408) 749-3945
                                    Tel:  (408) 749-2818

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                                    as Agent

                                    By:  /s/ Shannon Collins
                                         -------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    1455 Market Street, 12th Floor
                                    San Francisco, California  94103
                                    Attn:  Global Agency #5596
                                    Facsimile:  (415) 622-4894
                                    Tel:  (415) 953-2506

                                    Address for payments:

                                    Bank of America N.T.& S.A.
                                    (ABA 121-000-358-S.F.)
                                    Attn: Global Agency #5596
                                    1850 Gateway Blvd.
                                    Concord, CA 94520
                                    For credit to account
                                    No. 12331-14132
                                    Ref: Advanced Micro Devices, Inc.

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    as Co-Agent


                                    By:  /s/ Elizabeth C. Everett
                                         -------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    100 Rust Craft Road
                                    Commercial Loan Department
                                    MS 74-02-4I
                                    Dedham, Massachusetts  02026
                                    Attn:  Admin 50 High Tech
                                    Facsimile: (617) 467-2276
                                    Tel: (617) 467-2286

                                    with a copy to:

                                    435 Tasso Street, Suite 250
                                    Palo Alto, California 94301
                                    Attn: Michelle Arellano
                                    Facsimile: (415) 853-1425
                                    Tel: (415) 853-0960

                                    Domestic and Offshore Lending
                                    Office:

                                    100 Rust Craft Road
                                    Commercial Loan Department
                                    MS 74-02-4I
                                    Dedham, Massachusetts  02026
                                    Attn:  Admin 50 High Tech
                                    Facsimile: (617) 467-2276
                                    Tel: (617) 467-2286

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as a Bank


                                    By:  /s/ Kevin McMahon
                                         --------------------------
                                    Title: Vice President

                                    Address for notices:

                                    555 California Street, 41st Floor
                                    San Francisco, California 94104
                                    Attn: Credit Products - SF
                                          High Technology Group
                                    Facsimile: (415) 622-2514
                                    Tel: (415) 622-5816


                                    Domestic and Offshore Lending
                                    Office:
                                    1850 Gateway Boulevard
                                    Concord, California 94520
                                    Facsimile: (510) 675-7531
                                    Tel: (510) 675-7325

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    as a Bank

                                    By:  /s/ Elizabeth C. Everett
                                         --------------------------
                                    Title: Vice President

                                    Address for notices:

                                    100 Rust Craft Road
                                    Commercial Loan Department
                                    MS 74-02-4I
                                    Dedham, Massachusetts  02026
                                    Attn:  Admin 50 High Tech
                                    Facsimile: (617) 467-2276
                                    Tel: (617) 467-2286

                                    with a copy to:

                                    435 Tasso Street, Suite 250
                                    Palo Alto, California 94301
                                    Attn: Michelle Arellano
                                    Facsimile: (415) 853-1425
                                    Tel: (415) 853-0960

                                    Domestic and Offshore Lending
                                    Office:

                                    100 Federal Street
                                    Commercial Loan Department
                                    MS 74-02-4I
                                    Dedham, Massachusetts  02026
                                    Attn:  Admin 50 High Tech
                                    Facsimile: (617) 467-2276
                                    Tel: (617) 467-2286

                                    SHAWMUT BANK, N.A.

                                    By:  /s/ Frank Benesh
                                         ------------------------
                                    Title:  Director


                                    Address for notices:

                                    One Federal Street
                                    Boston, Massachusetts  02211
                                    Attn:  Mr. Frank Benesh
                                    Facsimile:  (617) 423-5214
                                    Tel:  (617) 292-3514

                                    Domestic and Offshore Lending
                                    Office:

                                    One Federal Street
                                    Boston, Massachusetts  02211
                                    Attn:  Mr. Frank Benesh
                                    Facsimile:  (617) 423-5214
                                    Tel:  (617) 292-3514

                                    BANQUE NATIONALE de PARIS



                                    By:  /s/ Rafael C. Lumanlan
                                         -------------------------
                                    Title:  Vice President

                                    By:  /s/ Jennifer Y. Cho
                                         -------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    180 Montgomery Street
                                    San Francisco, California
                                      94104-4205
                                    Attn: Rafael Lumanlan,
                                          Vice President
                                    Facsimile: (415) 296-8954
                                    Tel: (415) 956-0707

                                    Domestic and Offshore Lending
                                    Office:

                                    180 Montgomery Street
                                    San Francisco, California
                                      94104-4205
                                    Attn: Donald Hart,
                                          Treasurer
                                    Facsimile: (415) 989-9041
                                    Tel: (415) 956-2511

                                    THE LONG-TERM CREDIT
                                       BANK OF JAPAN, LTD,
                                       Los Angeles Agency


                                    By:  /s/ Motokazu Uematsu
                                         -------------------------
                                    Title:  Deputy General Manager

                                    Address for notices:

                                    444 S. Flower Street, Suite 3700
                                    Los Angeles, California  90071
                                    Attn:  Joanne Chou
                                    Facsimile: (213) 622-6908
                                    Tel: (213) 629-5777

                                    Domestic and Offshore Lending
                                    Office:

                                    444 S. Flower Street, Suite 3700
                                    Los Angeles, California  90071
                                    Attn: Diane Huynh
                                    Facsimile: (213) 622-1067
                                    Tel: (213) 629-5777

                                    ROYAL BANK OF CANADA


                                    By:  /s/ Michael A. Cole
                                         ------------------------
                                    Title:  Manager

                                    Address for notices:

                                    600 Wilshire Boulevard, Suite 800
                                    Los Angeles, California  90017
                                    Attn: Michael A. Cole, Manager
                                    Facsimile:  (213) 955-5350
                                    Tel:  (213) 955-5328

                                    Domestic and Offshore Lending
                                    Office:

                                    Pierrepont Plaza
                                    300 Cadman Plaza West
                                    Brooklyn, New York  11201-2701
                                    Attn: Linda Swanston, Loans
                                    Administration
                                    Facsimile: (212) 522-6292
                                    Tel: (212) 858-7176

                                    UNION BANK



                                    By:  /s/ John W. Hein
                                         -------------------------
                                    Title: Senior Vice President

                                    Address for notices:

                                    350 California Street
                                    San Francisco, California  94104
                                    Attn: John W. Hein, Senior Vice
                                          President
                                    Facsimile: (415) 705-7046
                                    Tel: (415) 705-7041

                                    Domestic and Offshore Lending
                                    Office:

                                    445 S. Figueroa Street
                                    Los Angeles, California 90071
                                    Attn: John W. Hein, Senior Vice
                                          President
                                    Facsimile: (213) 236-6701
                                    Tel: (213) 236-6609

                                    THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED


                                    By:  /s/ Makoto Masuda
                                         ------------------------
                                    Title:  Deputy General Manager

                                    Address for notices:

                                    555 California Street, Suite 1610
                                    San Francisco, California 94109
                                    Attn: Greg Stewart, Vice President
                                    Facsimile: (415) 982-1917
                                    Tel: (415) 981-3131

                                    Domestic and Offshore Lending
                                    Office:

                                    555 California Street, Suite 1610
                                    San Francisco, California 94109
                                    Attn: Greg Stewart, Vice President
                                    Facsimile: (415) 982-1917
                                    Tel: (415) 981-3131

                                    CHEMICAL BANK


                                    By:  /s/ Edmond DeForest
                                         ------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    270 Park Avenue
                                    New York, New York  10017-2070
                                    Attn:
                                    Facsimile:  (212) 270-2112
                                    Tel:  (212) 270-6637

                                    Domestic and Offshore Lending
                                    Office:

                                    270 Park Avenue
                                    New York, New York  10017-2070
                                    Attn:
                                    Facsimile:  (212) 270-2112
                                    Tel:  (212) 270-6637

                                    NATIONAL WESTMINSTER BANK, PLC
                                    Nassau Branch



                                    By:  /s/ Daniel R. Dornblaser
                                         ------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    350 S. Grand Avenue, 39th Floor
                                    Los Angeles, California 90071
                                    Attn: Dan Dornblaser
                                    Facsimile: (213) 623-6540
                                    Tel: (213) 624-8555

                                    Domestic and Offshore Lending
                                    Office:

                                    Nassau - New York Branch
                                    175 Water Street
                                    New York, NY 10038
                                    Attn: Robert Passarello, 21st Floor
                                    Facsimile: (212) 602-4118
                                    Tel: (212) 602-4149

                                    NATIONAL WESTMINSTER BANK, PLC
                                    New York Branch



                                    By:  /s/ Daniel R. Dornblaser
                                         ------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    350 S. Grand Avenue, 39th Floor
                                    Los Angeles, California 90071
                                    Attn: Dan Dornblaser
                                    Facsimile: (213) 623-6540
                                    Tel: (213) 624-8555

                                    Domestic and Offshore Lending
                                    Office:

                                    Nassau - New York Branch
                                    175 Water Street
                                    New York, NY 10038
                                    Attn: Robert Passarello, 21st Floor
                                    Facsimile: (212) 602-4118
                                    Tel: (212) 602-4149

                                    TEXAS COMMERCE BANK


                                    By:  /s/ Steve Prichett
                                         ------------------------
                                    Title:  Vice President

                                    Address for notices:

                                    700 Lavaca
                                    Austin, Texas  78701
                                    Attn:  President
                                    Facsimile: (512) 479-2774
                                    Tel: (512) 479-2775

                                    Domestic and Offshore Lending
                                    Office:

                                    700 Lavaca
                                    Austin, Texas  78701
                                    Attn:  President
                                    Facsimile: (512) 479-2774
                                    Tel: (512) 479-2775

                                 Schedule 2.01

                                  Commitments
                                  -----------

                                                      Pro Rata
Bank                               Commitment          Share
- - - ----                               ----------      -------------
Bank of America National Trust
  and Savings Association         $47,500,000      19.000000000%

The First National Bank of
  Boston                          $37,500,000      15.000000000%

Shawmut Bank, N.A.                $30,000,000      12.000000000%

Banque Nationale de Paris         $20,000,000       8.000000000%

The Long-Term Credit
    Bank of Japan, Ltd.
    Los Angeles Agency            $20,000,000       8.000000000%

Royal Bank of Canada              $20,000,000       8.000000000%

Union Bank                        $20,000,000       8.000000000%

The Industrial Bank of
  Japan, Limited                  $15,000,000       6.000000000%

Chemical Bank                     $15,000,000       6.000000000%

National Westminster Bank, PLC    $12,500,000       5.000000000%

Texas Commerce Bank               $12,500,000       5.000000000%
                                  -----------       -----------
                                 $250,000,000           100%
                                  ===========           ===

                                   Exhibit A


                                     Note
                                     ----


Up to U.S.  $_____________                           _____________ California
                                                     Dated ______________, 199__


         FOR VALUE RECEIVED, the undersigned ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY in lawful money of the United States of America in same-day funds to the order of _____________________ (the "Bank"), on the Revolving Termination Date (as defined in the Credit Agreement referred to below) the principal sum of _________________ DOLLARS (U.S. $_________________) or, if less, the principal amount of all Loans (as defined below) outstanding made by the Bank from time to time for the benefit, or at the request, of the Company from and after the date of this Note through the Revolving Termination Date, together with interest thereon, as shown on the Schedule attached hereto and any continuation thereof.

         The Company promises to pay interest on the unpaid principal amount of the Loans made to it by the Bank from the date of each Loan until such principal amount is paid in full, at such rates, and payable at such times, as are specified in the Credit Agreement (as defined below).

         This Note (and the Schedule attached hereto) is one of the Notes referred to in, and is subject to and entitled to all of the benefits of, the Amended and Restated Credit Agreement dated as of September 21, 1994 (as extended, renewed, amended or restated from time to time, the Credit Agreement),
                                                              ----------------
among the COMPANY, the several financial institutions from time to time a party thereto (collectively, the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent, and THE FIRST NATIONAL BANK OF BOSTON, as Co-Agent for the Banks. The Credit Agreement, among other things, (i) provides for the making of revolving loans (the "Loans") by the Bank to the Company pursuant to Article II therein, which Loans may be Offshore Rate Loans or Reference Rate Loans (as such terms are defined in the Credit Agreement), in an aggregate amount not to exceed at any time outstanding the United States Dollar amount first mentioned above (the indebtedness of the Company resulting from the Loans being evidenced by this Note); and (ii) contains provisions for acceleration by the Bank of the maturity hereof upon the happening of certain stated events.

         The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                         ADVANCED MICRO DEVICES, INC.


                         By:  ______________________
                         Title:_____________________

                                   SCHEDULE
                                   --------

    Loans made to Advanced Micro Devices, Inc. under the Amended and Restated Credit Agreement, dated as of September 21, 1994 (together with all amendments and other supplements or modifications, if any, from time to time hereafter made thereto), and payment of principal of such loans.

________________________________________________________________________________



                        Amount of    Outstanding   Applicable
             Amount     Principal    Principal     Interest     Notation
Date         of Loan    Payment      Balance       Period       Made By
- - - ----         -------    -------      -------       ------       -------

                                   Exhibit B


                              NOTICE OF BORROWING
                              -------------------

                                                           Date: _______________


To: Bank of America National Trust and Savings Association, as Agent for the several financial institutions from time to time party to the Amended and Restated Credit Agreement dated as of September 21, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement")
                                                          ----------------
     among Advanced Micro Devices, Inc., the several financial institutions from time to time party thereto, and Bank of America National Trust and Savings Association, as Agent, and The First National Bank of Boston as Co-Agent

Ladies and Gentlemen:

     The undersigned, ADVANCED MICRO DEVICES, INC. (the "Company"), refers to
                                                         -------
the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

         1.  The Business Day of the proposed Borrowing is___________, 19__.

         2.  The aggregate amount of the proposed Borrowing is $______________.

         3. The Borrowing is to be comprised of $___________ of [Offshore Rate] [Reference Rate] Loans.

         4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be [________ days] [________ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the representations and warranties of the Company contained in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.08, 5.09, 5.10, 5.11, 5.13, 5.14,
     5.15, 5.17, 5.18, 5.19 and 5.20 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date) and the representations and warranties contained in Sections 5.05, 5.07, 5.12 and
     5.16 shall be true and correct on and as of each such borrowing date with the same effect as if made on and as of such borrowing date except for any changes since the Closing Date which do not or would reasonably be expected not to have a Material Adverse Effect;

         (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the Aggregate Commitment.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the date first set forth above.



                                       ADVANCED MICRO DEVICES, INC.


                                       By: __________________________

                                       Title: _______________________

                                   Exhibit C

                       NOTICE OF CONVERSION/CONTINUATION
                       ---------------------------------


                                                      Date: ____________________



To: Bank of America National Trust and Savings Association, as Agent for the several financial institutions from time to time party to the Amended and Restated Credit Agreement dated as of September 21, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement")
                                                          ----------------
     among Advanced Micro Devices, Inc., the several financial institutions from time to time party thereto, and Bank of America National Trust and Savings Association, as Agent and The First National Bank of Boston, as Co-Agent

Ladies and Gentlemen:

     The undersigned, ADVANCED MICRO DEVICES, INC. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

         1. The Business Day of the [conversion] [continuation] is _______________, 19 .

         2. The aggregate amount of the Loans to be [converted] [continued] is $_________.

         3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Reference Rate] Loans.

         4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [ days] [ months].

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

         (b) The proposed [conversion] [continuation] will not cause the aggregate principal amount of all outstanding Loans to exceed the Aggregate Commitment.

         IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the date first set forth above.


                                  ADVANCED MICRO DEVICES, INC.


                                  By: __________________________

                                  Title: _______________________

                                   Exhibit D

                            COMPLIANCE CERTIFICATE
                            ----------------------


     Pursuant to that certain Amended and Restated Credit Agreement dated as of September 21, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement," the terms defined therein being used herein and in the
     ----------------
Schedules attached hereto as therein defined) among ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent, and THE FIRST NATIONAL BANK OF BOSTON, as Co-Agent for the Banks, the undersigned ______________________, certifies that s/he is the Chief Financial Officer of the Company, and that, as such s/he is authorized to execute and deliver this Certificate, and that:

     [Use this paragraph if this Certificate is delivered in connection with the financial statements required by subsection 6.01(a) of the Credit Agreement:]

     1.   Attached as Schedule D-2 hereto are the audited consolidated balance
                      ------------
sheet of the Company as of _________, 199_ and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, which set forth a comparison with the previous year. The financial statements attached as Schedule D-2 are accompanied by the opinion of __________________.
            ------------
                                      or

         [Use these paragraphs if this Certificate is delivered in connection with the financial statements required by subsection 6.01(b) and (c) of the Credit Agreement:]

     1. (a) Attached as Schedule D-2 hereto are the unaudited consolidated
                        ------------
balance sheet of the Company and its consolidated Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows, all for the fiscal quarter ended __________, 199_ and for the portion of the fiscal year ending on such day. The financial statements attached as Schedule D-2 are
                                                         ------------
complete and correct and fairly present, in accordance with GAAP, the financial position and results of operations of the Company and its Subsidiaries; provided, however, footnotes and other financial presentations customarily
- - - --------  -------
presented only for audited year-end statements under GAAP are not included.

         (b) Attached as Schedule D-3 hereto are the unaudited consolidating
                         ------------
balance sheets of the Company and each of its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flow for the fiscal quarter ended _____________, 199_. The financial statements attached as

     Schedule D-3 are complete and correct and were used in connection with the
     ------------
     preparation of the unaudited financial statements attached as Schedule D-2
                                                                   ------------
     hereto.

     2. The Company has reviewed the terms of the Credit Agreement and the undersigned has made, or has caused to be made under his/her supervision, a review of the transactions entered into by the Company and its Subsidiaries during the accounting period covered by the attached financial statements which could affect the Company's or such Subsidiary's compliance with such terms.

     3. To the best of the undersigned's knowledge, the Company and its Subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements contained in the Credit Agreement to be observed, performed or satisfied by the Company or its Subsidiaries.

     4. The examinations described in paragraph 4 above did not disclose, and the undersigned has obtained no knowledge of, any Default or Event of Default.

     5. The financial covenant calculations and information contained on Schedule D-1 are in accordance with GAAP and are true and accurate on and as of
- - - ------------
the date of this Certificate.

     6. The Company has reviewed the terms of the CIBC Guaranty and the undersigned has made, or has caused to be made under his/her supervision, a review of the transactions entered into by the Company and its Subsidiaries during the accounting period covered by the attached financial statements which could affect the Company's or such Subsidiary's compliance with such terms, and such examination did not disclose, and the undersigned has obtained no knowledge of, any Deposit Event as such term is defined in the CIBC Guaranty.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________, 199_.



                                       ________________________
                                             (signature)

                                       Title: _________________

                                 SCHEDULE D-1

Except as otherwise provided, all amounts set forth below refer to the Company's consolidated financial statements for the [fiscal quarter] [fiscal year] ended ___________,199_.

1.   Modified Quick Ratio (Section
     --------------------
     7.10)

     a.        The sum of:

         (i)   cash                                 ________

         (ii)  Cash Equivalents (other              ________
               than those subject to a
               Lien securing a non-
               GAAP liability)
         (iii)        75% of Long Term Investments  ________
                      (other than
                      those subject to
                      a Lien securing
                      a non-GAAP liability)
         (iv)  Receivables (net of
               doubtful account                     ________
               allowance)

         Total                                                  ________
     b.        The sum of all
               Consolidated Current
               Liabilities (including
               all outstanding Loans                            ________
               under the Credit
               Agreement).

     c.        Required Ratio of 1(a)                           1.10 to
                                                                -------
               to 1(b).                                         1.00
                                                                ----
                                                                  (minimum)
     d.        Actual Ratio of 1(a) to                          ________
               1(b).



                                 Page i of iii

2.   Minimum Tangible Net Worth
     --------------------------
     (Section 7.11)

a.             The sum of:

         i)    $1,300,000,000.                  $1,300,000,000

        ii)    75% of net income
               (without subtracting
               losses) earned in each
               fiscal quarter,
               commencing with the
               third fiscal quarter of
               1994.                            ________

       iii)    100% of Net Proceeds
               from any equity
               securities issued in
               each fiscal quarter,
               occurring after
               September 21, 1994.              ________

     iv)       100% of any increase in
               stockholders' equity
               resulting from the
               conversion of debt
               securities to equity
               securities, occurring
               after September 21,              ________
               1994

         Total                                                  ________

b.             Actual Consolidated
               Tangible Net Worth:

         Total assets                           ________

           Less:  goodwill, licensing
                  agreements,
                  patents,
                  trademarks, trade
                  names, organization
                  expense, treasury
                  stock, unamortized
                  debt discount and
                  premium, deferred
                  charges and other             ________
                  like intangibles

           Less:  total liabilities
                  (including accrued
                  and deferred income
                  taxes and
                  Subordinated Debt)            ________


                                Page ii of iii

         Consolidated Tangible Net
         Worth                                        ________

     c.  Difference between 2(a)
         and 2(b).                                    ________

3.   Leverage Ratio (Section 7.12)
     --------------

     a.  Total consolidated
         liabilities (from 2(b)).                     ________

     b.  Consolidated Tangible Net
         Worth (from 2(b)).                           ________

     c.  Required Ratio of 3(a) to
         3(b).                                        0.85 to
                                                      -------
                                                      1.0
                                                      ---
                                                       (maximum)

     d.  Actual Ratio of 3(a) to                      ________
         3(b).

4.   Fixed Charge Coverage Ratio
     ---------------------------
     (Section 7.13)
     (for the four consecutive
     fiscal quarter period ending on
     the last day of the last fiscal
     quarter covered in this
     Schedule C-1)

     a.   The sum of:

         i)    interest expense               ________

         ii)   operating lease                ________
               expense

         iii)  pre-tax income                 ________

         Total                                                 ________

     b.  The sum of:

         i)    interest expense               ________

         ii)   operating lease                ________
               expense

         iii)  the average current
               portion of long-term
               debt for each of the
               four quarters in such
               four fiscal quarter
               period                         ________

         Total                                                 ________


                                Page iii of iii

     c.  Required Ratio of 4(a) to            1.25 to
                                              -------
         4(b).                                1.0
                                              ---
                                               (minimum)
     d.  Actual Ratio of 4(a) to
         4(b).                                ________






                                 Page 1 of iii

                                   Exhibit E

                         SHARE ACQUISITION CERTIFICATE
                         -----------------------------


     Pursuant to that certain Amended and Restated Credit Agreement dated as of September 21, 1994 (as extended, renewed, amended or restated from time to time, the "Credit Agreement," the terms defined therein being used herein as therein
     ----------------
defined) among ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto,
 -------
and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent, and THE FIRST NATIONAL BANK OF BOSTON, as Co-Agent for the Banks, the undersigned _______________, certifies that s/he is the __________________ of the Company, and that, as such s/he is authorized to execute and deliver this Certificate, and that:

     1. On ____________, 199_, the Company [purchased] [redeemed] [acquired] [_____________ shares of its [common] [preferred] stock] [warrants or options to acquire ___________ shares of its [common] [preferred] stock];

     2. [$____________] [state value, if other than cash] was given in exchange for such shares or rights to acquire such shares, which amount is not greater than the maximum sum permitted pursuant to Section 7.09(a)(ii) of the Credit Agreement; and

     3. No Default or Event of Default has occurred and is continuing, or has resulted from the above-disclosed transaction.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________, 199_.



                                       By: ________________________

                                       Title: _____________________

                                   Exhibit F

                           ASSIGNMENT AND ACCEPTANCE

     This ASSIGNMENT AND ACCEPTANCE (this "Agreement") dated as of
                                           ---------
______________________, 199_ is made between ___________________________________
________________________________ (the "Assignor") and __________________________
                                       --------
(the "Assignee").
      --------

                                   RECITALS

     WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement dated as of September 21, 1994 among ADVANCED MICRO DEVICES, INC., a Delaware corporation (the "Company"), the financial institutions from time to
                           -------
time party thereto (including the Assignor, the "Banks") and BANK OF AMERICA
                                                 -----
NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent, and THE FIRST NATIONAL BANK OF BOSTON, as Co-Agent for the Banks (as extended, renewed, amended or restated from time to time, the "Credit Agreement"). Terms defined in the Credit
                        ----------------
Agreement are used herein with the same meaning;

     WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make loans (the "Loans") to the Company in an aggregate amount not to exceed ________ United States dollars (U.S.$__________ ) (the "Commitment");
                                                        ----------

     WHEREAS, [the Assignor has made Loans in the aggregate principal amount of ___________ United States dollars (U.S.$___________) to the Company] [no Loans are outstanding under the Credit Agreement]; and

     WHEREAS, the Assignor wishes to assign to the Assignee a ratable part of the rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans] in an amount equal to ____________ United States dollars (U.S.$_____________) (the "Assigned Amount") on the terms and subject to the
                           ---------------
conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreement contained herein, the parties hereto agree as follows:

1.   Assignment and Acceptance.
     -------------------------

     (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _________ percent (_____ %) (the "Assignee's Percentage Share") of
                                              ---------------------------
all of
the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of the Assignor's Commitment and any outstanding Loans. The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

     (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The Assignee hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

     (c) After giving effect to the assignment and assumption, on the Effective Date the Assignee's Commitment will be ______________________________ United States dollars (U.S.$___________).

2.   Payments.
     --------

     (a)  As consideration for the sale, assignment and transfer contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to _____________________________ United States dollars (U.S. $_________), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

     (b) The Assignor further agrees to pay to the Agent a processing or transfer fee in the amount of $3,000.

     [(c) The Assignee agrees to pay to the Assignor a fee in an amount equal to
____________ percent (     %) of all [interest, commissions and fees] paid by
the Company to the Assignee under the Credit Agreement. Such fee shall be payable quarterly in arrears on the last business day of each ________, ________, and ________ , commencing on ______________; provided, however, that
                                                       --------  -------
such fee shall not be due and payable hereunder if the Company has not made a payment of [interest, commissions, fees] during such immediately preceding quarterly period. All payments to the Assignor pursuant to this Section 2(c) shall be made by wire transfer in immediately available funds to________________________________ _______________________________, Attention:_________________________ Account #
___________, Reference: __________________________________________________, or
to such other person or place as the Assignor may designate in writing to the Assignee from time to time.]

     (d) To the extent payment to be made by the Assignee pursuant to Section(s) 2(a) [or (c)] hereof are not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

     3.   Reallocation of Payments.
          ------------------------

     Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans and the Commitment, shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentences and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

     4.   Independent Credit Decision.
          ---------------------------

     The Assignee (i) acknowledges that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own independent credit and legal analysis and decision to enter into this agreement; and (ii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Banks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

     5.   Effective Date; [Notices].
          -------------------------

     [(a)]The effective date for this Agreement shall be _________________ (the "Effective Date"); provided, that the following conditions precedent have
                        --------
satisfied on or before the Effective Date:

         (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

        (ii) the requirements for an effective assignment by a Bank set forth in Section 10.07 of the Credit Agreement shall be satisfied with respect to the Assigned Amount;

        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

        (iv) the processing or transfer fee referred to in Section 2(b) shall have been paid to the Agent.

     (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Agent for acceptance and recording by the Agent, the notices, agreements and other documents, and administrative details, as may be required under the Credit Agreement.

     [6.]  Agent.
           -----
     [(a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

     (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

[NOTE:  SECTION 6 ONLY FOR ASSIGNMENTS BY BOFA]

     7.    Withholding Tax.
           ---------------

     If the Assignee is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof it agrees that it will furnish the Assignor, the Agent and the Company, concurrently with the execution of this Agreement, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to complete exemption from or reduced rate of U.S. federal withholding tax on all interest payments under the Credit Agreement), as well as Form W-8 or W-9, if applicable, provided, however, that the Assignee shall not
                                --------  -------
be required to deliver Form 4224 or 1001 under this Section 7 to the extent that delivery of such form is not authorized by law. The Assignee agrees to comply with Section 3.01(f) of the Credit Agreement (if applicable).

     8.    Representations and Warranties.
           ------------------------------

     (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder;
(iii) no notices to, or consents, authorizations or approvals of, any person are required (other than already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

     (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or the performance or observance by the Company of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

     (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance;
(iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

     9.   Further Assurances.
          ------------------

     The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or the Agent which may be required in connection with the assignment and assumption contemplated hereby.

     10.  Indemnity.
          ---------

     The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, cost, expenses (including, without limitation, reasonable attorneys' fees and the allocated costs and expenses for in-house counsel) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

     11.  Miscellaneous.
          -------------

     (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of the provisions of this Agreement and shall be without prejudice to any rights with respect to any other or further breach hereof.

     (b) All payments made hereunder shall be made without any set-off or counterclaim.

     (c) All communications among the parties or notices in connection herewith shall be in writing, hand-delivered, or sent by mail, telex or facsimile transmitter, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth in the signature pages hereof and (ii) if to the Company or to the Agent, at their respective addresses set forth in the Credit Agreement or other documents or instruments. All such communications and notices shall be effective upon receipt.

     (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

     (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

     (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans in the manner contemplated by the Credit Agreement.

     (g) The Assignor may at any time or from time to time further ratably grant to others, to the extent not already assigned to Assignee, assignments or participations in Assignor's Commitment, and any outstanding Loans.

     (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     (i) This Agreement shall be governed by, and construed in accordance with, the law of the State of California; provided that parties hereto shall retain all rights arising under federal law. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of California or of the United States for the Northern District of California, and by execution and delivery of this Agreement, each of the parties consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the parties irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non
                                                                ---------
conveniens, which it may now or hereafter have to the bringing of any action or
- - - ----------
proceeding in such jurisdiction in respect of this Agreement, the other Loan Documents or any document related hereto or thereto. The parties each waive personal service of any summons, complaint or other process, which may be made by any other means permitted by California law.

     (h) The parties each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the Credit Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement, the Credit Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement, the Credit Agreement and the other Loan Documents.

     (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

     (k) Headings are for reference only and are to be ignored in interpreting this Agreement.

     (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duty authorized officers as of the date first above written.



                                                 _________________________,
                                                 Assignor


                                                 By: _____________________

                                                 Title: __________________

                                                 Address: ________________
                                                          ________________
                                                          ________________



                                                 _________________________,
                                                 Assignee


                                                 By: _____________________

                                                 Title: __________________

                                                 Address: ________________
                                                          ________________
                                                          ________________

                                   Exhibit G



                                     September 21, 1994



Bank of America National Trust and
   Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, California  94103

The First National Bank of Boston,
   as Co-Agent
435 Tasso Street, Suite 250
Palo Alto, California  94301

The Banks Listed on Schedule A hereto


Ladies and Gentlemen:

     We have acted as counsel for Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of the Amended and Restated Credit Agreement, dated as of September 21, 1994 (the "Agreement"), between the Company, Bank of America National Trust and Savings Association as Agent (the "Agent"), The First National Bank of Boston as Co-Agent and the Banks named on the signature pages thereto (the "Banks").

     This opinion is provided pursuant to section 4.01 of the Agreement. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement, except that the term Loan Documents, as used herein, means the Agreement, any Note delivered by the Company pursuant to Section 2.02(b) of the Agreement and the certificates to be provided by the Company pursuant to Sections 4.01(b), (c) and (f) of the Agreement.

     We have examined executed copies of the Agreement and the other Loan Documents; certificates of public officials from the States of Delaware, California, Texas and various other states of the United States; the Certificate of Incorporation and By-laws of the Company, as amended to date; records of proceedings of the Board of Directors of the Company during or by which resolutions were adopted relating to matters covered by this opinion; and certificates of officers of the Company as to certain factual matters. The Company has certified to us in a Certificate attached hereto as Exhibit A that the Company has no Contractual Obligation which is not listed in the Certificate and which is material to the Company as that term is defined in the Certificate. The Company has provided copies to us of the documentation relating to such Contractual Obligations, which documentation we have reviewed. In addition, we have made such other investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth. We have assumed the genuineness of all signatures of persons signing the Agreement on behalf of parties thereto other than the Company, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     As used in this opinion, the expression "to the best of our knowledge after due investigation" means that, after an examination of documents in our files and documents made available to us by the Company and after inquiries of one or more officers of the Company which we believe are sufficient for the purpose of expressing the opinions contained herein, we find no reason to believe that the opinions expressed herein are factually incorrect; but beyond that, we have made no independent factual investigation for the purpose of rendering this opinion.

     Based upon the foregoing, and further subject to the last three paragraphs of this letter, we hereby advise you that in our opinion:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease, license and operate its Property, to conduct the business in which it is currently engaged, to execute, deliver and perform its obligations under the Agreement and the other Loan Documents to which it is a party and to borrow under the Agreement.

         2. The Company is duly licensed and qualified to transact business as foreign corporation under the laws of, and is in good standing in, each state of the United States where its ownership, lease, license or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not, in the aggregate, materially adversely affect (i) the business, operations, Property or financial or other condition of the Company and its Subsidiaries on a consolidated basis, (ii) the ability of the Company to perform its obligations under the Agreement or the other Loan Documents, or
     (iii) the rights of any party to the Agreement or the other Loan Documents.

          3. Each of the Company's Material Subsidiaries is a corporation (or, in the case of AMD (Thailand) Ltd. and Advanced Micro Devices (Singapore) Pte. Ltd., a limited liability company and a private limited company, respectively) duly organized, validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its formation, and has the requisite corporate power and authority to own, lease, license and operate its Property, and to conduct its business in which it is currently engaged.

          4. AMD International Sales & Service, Ltd., a Delaware Corporation, is duly licensed and qualified to transact business, and is in good standing, in the State of California. With the exception of the activities of AMD International Sales & Service, Ltd. in California, as to each Material Subsidiary, neither its ownership, lease, license or operation of Property nor the conduct of its business requires that such Material Subsidiary be licensed and qualified to transact business as a foreign corporation under the laws of any state of the United States, except to the extent that the failure to be so qualified would not, in the aggregate, materially adversely affect (i) the business, operations, Property or financial or other condition of the Company and its Subsidiaries on a consolidated basis, (ii) the ability of the Company to perform its obligations under the Agreement and the other Loan Documents to which it is a party, or (iii) the rights of any party to the Agreement or the other Loan Documents. AMD International Sales & Service, Ltd. is duly licensed and qualified to transact business, and is in good standing (to the extent such concept is applicable), in The Netherlands.

          5. The Agreement, the borrowings proposed to be made thereunder and the other Loan Documents have been duly authorized by the Company and no further corporate action is required in connection therewith. The Agreement and the other Loan Documents to which the Company is a party have each been duly executed and delivered on behalf of the Company and each constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          6. No consent, approval, authorization, registration or filing with any Governmental Authority or any trustee or holder of Indebtedness is required in connection with the execution, delivery or performance by the Company of the Agreement or the other Loan Documents to which it is a party or the borrowings proposed to be made under the Agreement.

          7. The execution, delivery and performance by the Company of the Agreement and the other Loan Documents to which it is a party and the borrowings proposed to be made under the Agreement will not violate, contravene or result in a material breach of any Organization Document or Contractual Obligation of the Company listed on Exhibit A attached hereto or any Requirement of Law applicable to the Company or result in, or require, the creation or imposition of any Lien on any of its Property or revenues pursuant to such Requirement of Law or Contractual Obligation listed on Exhibit A attached hereto, except in favor of the Agent and Banks.

          8. To the best of our knowledge after due investigation, except as set forth on Schedule 5.05 or Schedule 5.12 to the Agreement, no litigation,
              -------------    -------------
     investigation or proceedings of or before any court, arbitrator or other Governmental Authority is pending, threatened against or affecting the Company, any of its Material Subsidiaries or their respective Property or revenues, (i) the adverse determination of which could materially adversely affect the financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the Company's ability to perform its obligations under the Agreement or the other Loan Documents to which it is a party or under any instrument or agreement required thereunder, or (ii) alleging violation of any federal, state, or local law, rule or regulation relating to hazardous or toxic materials, substances or wastes.

          9. Neither the Company nor any of its Subsidiaries is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          10. To the best of our knowledge after due investigation, the Company has no Subsidiaries other than those set forth on Schedule 5.17 to the
                                                       -------------
     Agreement.

          11. Regulation U of the Board of Governors of the Federal Reserve System does not apply to the extension of credit under the Agreement.

     Our opinion set forth in paragraph 5 above is subject to the qualification that the enforceability of the Agreement and the other Loan Documents to which the Company is a party and any instrument or agreement required thereunder to which the Company is a party may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles, regardless of whether considered in a proceeding in equity or at law. We advise that a California court may not strictly enforce certain covenants in the Loan Documents or allow acceleration of any outstanding Loans if it concludes that such enforcement or acceleration would be unreasonable or violate the Banks' implied covenant of good faith and fair dealing under the then existing circumstances. We have assumed that the Banks are exempt lenders for the purposes of the usury laws of the State of California. Our opinion set forth in paragraph 7 above is based upon our assumption that the property which is and may become subject to the CIBC Leases is owned, for all purposes, by the Lessor and not by the Lessee or by the Company.


We are members of the Bar of the State of California, and we do not express any opinion herein concerning any law other than the law of the State of California, the federal law of the United States, the Delaware General Corporation Law and, in the case of paragraph 2 above, the laws of various other states regarding the qualification of foreign corporations to do business within those states. In the case of paragraph 3 above, we have relied entirely upon the opinions of Rodyk & Davidson; Baker & McKenzie; Carlsmith Ball Wichman Murray Case & Ichiki; Droste Rechtsanwalte; Konaka Toyama & Hosoya; Peter Huang & Associates; Taylor Joynson Garrett; and Morris, Nichols, Arsht & Tunnell. In the case of our opinion in paragraph 4 above concerning the qualification of AMD International Sales & Service, Ltd. in The Netherlands, we have relied entirely upon the opinion of Nauta Dutilh.

     This letter has been furnished to you pursuant to Section 4.01 of the Agreement for your use in connection with the Agreement, and may be relied upon by the Agent, Co-Agent, Banks, Participants and Assignees. This letter may not be disclosed in whole or in part to any other person or relied upon for any other purpose or otherwise quoted or referred to without our prior written consent, except that you may furnish copies hereof: (a) to your independent auditors and attorneys; (b) to any state or federal authority having regulatory jurisdiction over you; (c) pursuant to order or legal process of any court or government agency; and (d) in connection with any legal action to which you are a party arising out of the transactions provided for in the Agreement; provided, however, that you are authorized to make disclosures coming within the scope of item (d), above, regardless of whether such disclosures would also come within the scope of any of items (a)-(c) as well, only if no later than five business days after each such disclosure you furnish written notice to us of such disclosure.

                                       Very truly yours,



                                       Bronson, Bronson & McKinnon